Filed Pursuant to Rule 424(b)(4)
Registration No. 333-272512

Up To 50,000,000 Common Shares

We are offering up to 50,000,000 common shares, no par value per share (each a “Common Share” and together, the “Common Shares”) at a price of $0.045 per share.

Our Common Shares and our warrants that were issued in connection with our initial public offering (“Prior Warrants”) are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbols “SYTA” and “SYTAW,” respectively. The Common Shares offered hereby will trade on the Nasdaq under the current symbol “SYTA.” On June 26, 2023, the last reported sales price of the Common Shares on Nasdaq was $0.089 and the last reported sales price of the Prior Warrants was $0.05.

On August 26, 2022 we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC, notifying us that we were not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) because the closing bid price of the Company’s Common Shares was below $1.00 per share for a period of 30 consecutive business days. On February 23, 2023, Nasdaq granted our request for an additional 180-day extension to regain compliance with the Bid Price Rule by August 21, 2023. If at any time prior to August 21, 2023, the bid price of the Common Shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, we will regain compliance with the Bid Price Rule. If we do not regain compliance with the Bid Price Rule during the additional 180-day extension, Nasdaq will notify us that our Common Shares will be delisted. In addition, if the Common Shares trade below $0.10 for 10 consecutive days during this compliance period, the Nasdaq will notify the Company that its securities are subject to delisting, which notice may be appealed by the Company. As of the date hereof, the Common Shares have traded below $0.10 for six consecutive trading days. The Company is currently considering options to regain compliance with the Bid Price Rule. See “Risk Factors - If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Shares and Prior Warrants.”

There is no minimum number of Common Shares or minimum aggregate amount of proceeds for this offering to close. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all Common Shares to be issued in connection with this offering by delivery versus payment upon receipt of investor funds. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the Common Shares offered hereunder.

We have engaged the Maxim Group, LLC as our exclusive placement agent (the “Placement Agent”) to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent is not purchasing or selling any of the securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, Placement Agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts described throughout this prospectus. We have agreed to pay the Placement Agent, the Placement Agent fees set forth in the table below and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 15 of this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and as such, may elect to comply with reduced public company reporting requirements. Please read “Prospectus Summary - Implications of Our Being an Emerging Growth Company” and “Prospectus Summary - Foreign Private Issuer Status” beginning on page 8 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share	Total
Public offering price	$0.045	$2,250,000
Placement agent fees(1)	$0.00315	$157,500
Proceeds, before expenses, to us(2)	$0.04185	$2,092,500

(1)	See “Plan of Distribution” for a complete description of the compensation arrangements for the Placement Agent.

(2)	We estimate the total expenses of this offering, excluding the Placement Agent fees and expenses, will be approximately $294,541.

We expect to deliver the Common Shares against payment on or about June 28, 2023.

Sole Placement Agent

Maxim Group LLC

The date of this prospectus is June 26, 2023

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ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Documents Incorporated by Reference,” before deciding to invest in our securities.

Neither we nor the placement agent has authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell our securities and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the placement agent has done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States. See the section of this prospectus entitled “Plan of Distribution” for additional information on these restrictions.

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industries and our markets is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. This information involves a number of assumptions, estimates and limitations. The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf nor have we taken any steps to independently verify such information. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our businesses. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and the documents and reports incorporated by reference into this prospectus before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus and the historical financial statements and the notes thereto incorporated by reference into this prospectus. You should pay special attention to the information contained under the caption titled “Risk Factors” in this prospectus, in our most recent Annual Report on Form 20-F, in any subsequent Current Reports on Form 6-K and in our other reports filed from time to time with the Securities and Exchange Commission, or the SEC, which are incorporated by reference into this prospectus, before deciding to buy our securities.

Our Company

Overview

Siyata Mobile Inc. is a leading global developer of innovative cellular-based communications solutions over advanced mobile networks under the Uniden® Cellular and Siyata brands to global first responders and enterprise customers. Siyata’s three complementary product categories include rugged handheld mobile devices and in-vehicle communications solutions designed for first responders, military, enterprise customers, commercial fleet vehicles and industrial workers, and cellular amplifiers to boost the cellular signal inside homes, buildings and vehicles.

The Company develops, markets and sells a portfolio of rugged handheld Push-to-Talk over Cellular (“PoC”) smartphone devices. These rugged business-to-business (“B2B”) environments are focused on enterprise customers, first responders, construction workers, security guards, government agencies, utilities, transportation, waste management, amusement parks and mobile workers in multiple industries.

Prior to 2021, Siyata sold rugged handsets, such as the Uniden UR5 and Uniden UR7 only in international markets. In the second quarter of 2022, Siyata unveiled its next generation rugged device, the SD7. The SD7 is Siyata’s first mission critical push-to-talk device (“MCPTT”) and is also the first rugged communications solution Siyata launched in North America and is expected to launch in Europe in 2023.

Subsequent to the end of the third quarter of 2022, Siyata announced the SD7+, a single platform solution that integrates PoC and bodycam functionality.

Our second product category is purpose built in-vehicle communication devices. In the fourth quarter of 2021, Siyata launched the VK7, a first-of-its-kind, patent-pending car kit with an integrated 10-watt speaker, a simple slide-in connection sleeve for the SD7, and an external antenna connection for connecting to a windshield or roof mount antenna to allow for an in-vehicle experience for the user that is similar to that from a traditional land mobile radio (“LMR”) device. The VK7 has been uniquely designed to be used with the SD7, while connecting directly into the vehicle’s power and can also connect to a Uniden cellular amplifier for better cellular connectivity. The VK7 can also be equipped with an external remote speaker microphone to ensure compliance with hands-free communication legislation.

The Uniden® UV350 4G/LTE, is a purpose built In-Vehicle communication device designed specifically for professional vehicles such as trucks, vans, buses, emergency service vehicles and other enterprise vehicles. This platform is designed to facilitate replacement of the current in-vehicle, multi-device status-quo with a single device that incorporates voice, PoC, data, fleet management solutions and other Android based professional applications. The UV350 also supports Band 14 for the First Responder Network Authority, or FirstNet®, compatibility which is the U.S. First Responders’ 4G/LTE network with PoC capabilities that aims to replace aging two-way radio systems currently in use.

Qualifications for the UV350 In-Vehicle device with North American carriers began with Bell Mobility in late Q4 2018, at AT&T as well as at its first responder cellular network FirstNet®, in late Q2 2019, with Rogers Wireless and Verizon Wireless in Q4 2019, and internationally with Telstra in Q4 2021. These were major milestones for the Company following Siyata’s seven years of experience perfecting in-vehicle cellular based technology, vehicle installations, software integration with various Push-to-Talk (“PTT”) solutions and intensive carrier certifications.

Cellular boosters are our third product category with approximately 30 million of these devices sold globally every year. Siyata manufactures and sells Uniden® Cellular boosters and accessories for enterprise, first responder and consumer customers with a focus on the North America markets. Cellular communication provides a robust, secure environment not just for remote workers, in-home and in-vehicles; but also for restaurant patrons who wish to download menus; for patients at pharmacies who need to verify identity and download scripts; for remote workers who require strong clear cellular signals; and for first responders where connectivity literally means the difference between life and death - just to name a few examples. The vehicle vertical in this portfolio complements Siyata’s in-vehicle and rugged handheld smartphones as these sales can be bundled through the Company’s existing sales channels.

Uniden U70P In-Building Booster	Uniden UM50 In-Vehicle Booster	Uniden UM2M In-Vehicle Booster

We offer a full line of cellular boosters, to boost cellular reception, under the brand name Uniden®. We have entered into a partnership whereby Uniden America Corporation, the North American subsidiary of Japan-based Uniden Corporation, has granted the exclusive license to us to market cellular signal boosters under the Uniden® brand name within the U.S. and Canada, on a rolling three year contract term, with the current extension expiring December 31, 2031 unless sooner terminated pursuant to the terms of this Agreement. As a world-wide leader in wireless communications, Uniden America Corporation manufactures and markets wireless consumer electronic products. Based in Fort Worth, Texas, Uniden sells its products through dealers and distributors throughout North, Central and South America. Uniden Cellular booster kits solve issues of poor reception, dropped calls, lost data and transmission quality issues that users routinely experience on every cellular network. These easy-to-install cellular booster kits are designed for homes, cabins, offices, and buildings to improve the cellular signal reception indoors, allowing people to use their cellular phones indoors where they previously could not do so. We also offer models designed for vehicles, both wired and wireless boosters, to improve the cellular reception inside a vehicle that is driving in a weak cellular signal area. Uniden cellular signal boosters offer kits designed to offer cellphone coverage for difference distances, including kits for a small area of 1 or 2 rooms, and more expansive solutions that will cover over 100,000 sq. ft. Our cellular signal boosters are carrier agnostic to ensure the best signal integrity, supporting 2G, 3G, 4G and soon 5G (in development) technologies on all carriers operating in North America.

The aforementioned portfolio of solutions offers the benefits of PoC without any of the difficulties managing the current generation of rugged smart/feature phones and is ideally suited as a perfect upgrade from LMR used for generations. LMR has a significant number of limitations, including network incompatibility, limited coverage areas, and restricted functionality that leave a huge need for a unified network and platform. Siyata’s innovative PoC product lines are helping to service the generational shift from LMR to PoC. While LMR licensing activity is near historical lows, the PoC is growing at a rapid pace. According to Allied Market Research, the PoC market is expected to grow at an estimated 9.4% compound annual growth rate (“CAGR”) to approximately $6.96 billion by 2027.

Our Customers and Channels

The North American Tier 1 cellular carriers that Siyata is working with have large scale distribution and sales channels. With an estimated 25 million commercial vehicles including 7.0 million first responder vehicles, the Company sees the North American market as its largest opportunity with a total addressable market over $19 billion. These Tier 1 cellular carriers have a keen interest in launching the UV350 as it allows for new SIM card activations in commercial vehicles and increased ARPU from existing customers with corporate and first responder fleets while targeting new customers with a unique, dedicated, multi-purpose in-vehicle IoT smartphone.

In addition, our rugged handsets are targeted to approximately 47 million enterprise task and public sector workers across North America including construction, transport& logistics, manufacturing, energy & utility, public safety and federal government. As of December 31, 2022, Siyata had secured North American wireless carrier approvals of the SD7 Handset for use on their networks from AT&T, FirstNet, Verizon, and Bell Mobility. During 2023, Siyata has since added T-Mobile and US Cellular to its list of North American wireless carriers who have approved SD7 for use on their networks. Internationally, Telstra from Australia has also approved SD7 for use on their network during 2023.

AT&T, our largest channel partner, represented 28.1% of our revenues in 2022. AT&T did not enter into a master services agreement with us, but rather, enters into standard purchase order forms on a per order basis. We do not obligate AT&T to fulfill any required minimum purchase orders. Our typical purchase order contracts with AT&T involve standard warranties and indemnification, insurance requirement and delivery terms.

With an estimated 17 million commercial vehicles as well as 3.5 million first responder vehicles, we view the U.S. market as our largest opportunity with, according to the U.S. Department of Transportation, an estimated total addressable market of over $17 billion. The Tier 1 cellular carriers that we work with have expressed interest in marketing and selling the UV350 as it would allow for new SIM card activations in commercial vehicles and increased average revenue per user from existing customers with corporate and first responder fleets while targeting new customers with a unique, dedicated, multi-purpose in-vehicle smartphone.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	Our innovative technology solutions and integration approach with minimal known competition.

●	Our reputation and recognition achieved from our previous success in this space.

●	Our experienced management team.

●	Our relationships and device approvals with leading North American wireless networks.

Growth Strategies

We intend to further grow our business by pursuing the following strategies:

●	Ramp up sales with our North American and global cellular carrier partners.

●	Entering new customer bases and markets.

●	Implementing effective resources management to improve operational efficiency and boost core competency.

●	Designing new products and improving our existing products for our current and future customer base.

Our Challenges

We face challenges, risks and uncertainties in realizing our business objectives and executing our strategies, including those relating to our ability to:

●	Grow our market share in the United States which is a large-scale market for us.

●	Navigate in the fast-changing regulatory environment.

●	Maintain and improve our relationship with leading cellular carriers and business partners.

●	Recruit and retain qualified personnel.

●	Manage our growth effectively and efficiently.

●	Enhance our product lines in a cost-effective manner.

Recent Developments

Changes in the Company’s Accountants. On May 24, 2022, we received a letter from Davidson & Company LLP (“Davidson”) that stated that Davidson did not wish to be reappointed as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Davidson ceased to serve as the Company’s independent registered accounting firm as of May 24, 2022.

On May 24, 2022, management of the Company notified Friedman LLP (“Friedman”) that Friedman had been approved by the Company’s audit committee (“Audit Committee”) of the board of directors and the board of directors as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. Friedman LLP combined with Marcum LLP effective September 1, 2022 (“Marcum”).

As of March 21, 2023, Marcum notified the Company that Marcum had resigned as the Company’s independent certified public accounting firm effective as of March 21, 2023. Marcum’s resignation as the Company’s independent registered public accounting firm was accepted by the Audit Committee of the Board of Directors of the Company as of March 21, 2023.

Marcum served as the Company’s independent registered public accounting firm since May 24, 2022. Marcum did not audit the Company’s financial statements for any year and did not perform a review of the Company’s interim financial statements for the nine months ended September 30, 2022 but did review the Company’s interim financial statements for the six months ended June 30, 2022.

On March 21, 2023, the Company engaged Barzily & Co. (“Barzily”) as its new independent registered public accountant for the fiscal year ending December 31, 2022. This decision was approved by the Audit Committee of the Board in accordance with the authority of the Audit Committee as specified in its Charter. Barzily is registered with the Canadian Public Accountability Board, which like the Public Company Accounting Oversight Board in the United States, oversees public accounting firms that audit Canadian reporting issuers.

Recent Offerings.

On January 18, 2023, the Company entered into warrant exercise agreements with fourteen existing accredited investors to exercise certain outstanding warrants to purchase up to an aggregate of 18,042,857 of the Company’s Common Shares. The gross proceeds to the Company from the exercise totaled approximately $3,608,571, prior to deducting warrant inducement agent fees and estimated offering expenses. In consideration for the immediate exercise of the existing warrants for cash, the exercising holders received new unregistered warrants to purchase up to an aggregate of 18,042,857 Common Shares (equal to 100% of the Common Shares issued in connection with the Exercise) in a private placement pursuant to Section 4(a)(2) of the Securities Act. In connection with the exercise, the Company also agreed to reduce the exercise price of the existing warrants from $0.23 to $0.20 per share. The warrant exercise agreements and the new warrants each include a beneficial ownership limitation that prevents the warrant holder from owning more than 4.99% (which may be increased to 9.99% in accordance with the terms of the new warrants) of the Company’s outstanding Common Shares at any time. The new warrants are exercisable immediately upon issuance at a cash exercise price of $0.20 per share and have a term of exercise equal to five years. However, the holder of the new warrant may also effect an “alternative cashless exercise” on or after the earlier of: (i) one hundred and eighty (180) day anniversary of the initial exercise date (January 19, 2023) or (ii) the day after effectiveness of the registration statement of which this prospectus is a part. In such event, the aggregate number of Common Shares issuable in such alternative cashless exercise pursuant to any given Notice of Exercise electing to effect an alternative cashless exercise will equal the product of (x) the aggregate number of Common Shares that would be issuable upon exercise of the new warrant in accordance with the terms of the new warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.0, which would result in an effective exercise price of $0.00 at such time. In connection with the exercise, the Company reduced the exercise price of 2,989,130 of certain of its remaining unexercised Common Share purchase warrants from $0.23 per Common Share to an exercise price of $0.20 per Common Share, which warrants may subsequently be repriced to $0.00 if the cashless exercise price of the new warrants is triggered. However, previously issued warrants: (i) for 1,805,585 Common Shares that currently trade on the Nasdaq Capital Market under the symbol “SYTAW” that have an exercise price of $6.85 per share; (ii) for 1,294,500 Common Shares that were issued in a private transaction that have an exercise price of $11.50 per share; and (iii) for 9,999,999 Common Shares that were issued in a private transaction that have an exercise price of $2.30 per share are not required by their terms to be repriced.

Subsequent to March 31, 2023, 21,031,987 cashless warrants were exercised in exchange for a total of 21,031,987 Common Shares issued by the Company. Since no cash was used for the exercise of such warrants, the Company received no proceeds from such exercise.

Going Concern. Our auditor has included a “going concern” explanatory paragraph in its report on our consolidated financial statements for the fiscal year ended December 31, 2022, expressing substantial doubt about our ability to continue as an ongoing business for the next twelve months. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us.

Nasdaq Delisting Letters. On September 1, 2022, we announced that the Company had received a notification letter dated August 26, 2022 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it is currently not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”), resulting from the fact that the closing bid price of the Company’s Common Shares was below $1.00 per share for a period of thirty consecutive business days.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company had a compliance period of 180 calendar days, or until February 22, 2023 (the “Compliance Period”), to regain compliance with the Nasdaq’s Minimum Bid Price Rule. The Company did not regain compliance with the minimum $1.00 bid price per share requirement during the first 180-calendar-day Compliance Period and submitted a written request to the Nasdaq to afford it an additional 180-day compliance period to cure the deficiency. On February 23, 2023, the Company received written notification from the Listing Qualifications Department of Nasdaq granting the Company’s request for a 180-day extension to regain compliance with Nasdaq’s Minimum Bid Price Rule. The Company now has until August 21, 2023 to meet this requirement. If at any time prior to August 21, 2023, the bid price of the Company’s Common Shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will regain compliance with the Minimum Bid Price Rule. If the Company does not regain compliance with the Minimum Bid Price Rule during the additional 180-day extension, Nasdaq will provide written notification to the Company that its Common Shares will be delisted. At that time, the Company may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful. Nor is there any assurance that the Company would obtain a further extension of time to meet this requirement. The Company intends to actively monitor the closing bid price of its Common Shares and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Rule.

Nasdaq Bid Price Rule

As of the date hereof, our Common Shares have traded below $0.10 for six consecutive trading days. If the Common Shares trade below $0.10 for 10 consecutive days during this compliance period, Nasdaq will notify the Company that its securities are subject to delisting, which notice may be appealed by the Company. When a company receives a Nasdaq delisting determination, it may, within seven days, request in writing that a Nasdaq Hearings Panel review the matter in a written or an oral hearing, and must, within 15 days, pay a $20,000 hearing fee. A timely request for a hearing will ordinarily stay the suspension and delisting action pending the issuance of a written decision by the Hearings Panel. The Nasdaq Hearings Department will schedule a hearing to take place, to the extent practicable, within 45 days of the request for a hearing, at a location determined by the Hearings Department. Thereafter, the company will provide a written submission to the Hearings Department, to which Nasdaq staff may respond in writing, stating with specificity the grounds on which the company is seeking review of the delisting determination, will include all legal arguments on which it intends to rely as well as its written plan for compliance and will request that the Hearings Panel grant an exception to the listing standards for a limited time period, as permitted by Nasdaq Rule 5815(c)(1)(A), or may set forth specific grounds for the company's contention that the issuance of a delisting determination was in error.

If our Common Shares do trade below $0.10 for 10 consecutive days during this compliance period after the date of this prospectus, we intend to request a hearing as set forth above and submit a plan for compliance. We cannot assure you that the Nasdaq Hearings Panel will rule in our favor or approve our plan for compliance. If we receive an adverse decision from the Hearings Panel, our Common Shares would be delisted from the Nasdaq Capital Market and would trade in the over-the-counter market.

British Columbia Securities Commission Cease Trade Order. On April 6, 2023, the British Columbia Securities Commission (“BCSC”) issued a cease trade order (the “April 2023 Order”) in respect of each of the Company’s securities as a result of the Company’s failure to file its December 31, 2022, annual audited financial statements, management’s discussion and analysis, annual information form, and certification for the annual filings in Canada. The Company had also received a letter dated May 17, 2023 from the BCSC, noting Siyata’s failure to file its interim financial statements and management’s discussion and analysis for the fiscal quarter ended March 31, 2023 and pay the required filing fee, and requesting Siyata to correct the deficiencies by filing the required materials. As of May 25, 2023, the Company had filed the outstanding continuous disclosure documents required under the securities legislation of British Columbia. The April 2023 Order did not affect the trading of Siyata’s common shares or prior warrants on the Nasdaq Capital Market. The April 2023 Order was revoked by the BCSC as of May 25, 2023 and, as a result of the revocation of the April 2023 Order, the Company’s shares are no longer subject to a cease trade order.

Recent Marketing Milestones.

On January 9, 2023, the Company announced that T-Mobile US, Inc. is expected to launch Siyata’s rugged SD7 device onto T-Mobile’s United States IoT network in the first quarter 2023. On January 18, 2023, the Company announced that it has received follow-on orders from an existing customer, a leading Saudi Arabian cellular carrier, for its Uniden® UV350, a 4G/LTE all-in-one in-vehicle communication device.

On January 23, 2023, the Company announced that it has received an order for its next-generation mission critical push-to-talk solution, which includes its SD7 device and related accessories, from a multi-billion-dollar, integrated resort and residential property development located in The Bahamas.

On February 21, 2023, the Company announced that it had received an order for $750,000 for its next-generation MCPTT (mission critical push-to-talk) solution to equip an independent emergency management service provider with the Company’s SD7 devices and related accessories.

On February 23, 2023, the Company announced that it had received written notification from the Listing Qualifications Department of Nasdaq granting the Company’s request for a 180-day extension to regain compliance with Nasdaq’s minimum bid price requirement. The Company now has until August 21, 2023 to meet that requirement. See above “-Nasdaq Delisting Letter” and “Risk Factors - We could lose our listing on the Nasdaq Capital Market if the closing bid price of our Common Shares does not return to above $1.00 for ten consecutive days during the 180 days ending August 21, 2023. The loss of the Nasdaq listing would make our Common Shares significantly less liquid and would affect their value.”

On February 27, 2023, the Company announced the launch of the Siyata T600 Cellular Booster for T-Mobile 5G enterprise customers.

On March 6, 2023, the Company announced that it had successfully donated and deployed its mission critical push-to-talk solution for security and volunteer personnel at the 2023 Special Olympics New York Winter Games in Syracuse, New York.

On March 13, 2023, the Company announced that will host an exhibitor’s booth at the International Wireless Communications Expo 2023 showcasing its new SD7 Mission Critical Push-To-Talk solution, the SD7+ MCPTT solution with built in Body Camera and accessories from March 27-30 in Booth 2125, North Hall, at the Las Vegas Convention Center.

On March 20, 2023, the Company announced the successful certification and approval of its mission-critical PoC SD7 solution by Telstra, Australia’s largest wireless carrier who is anticipated to begin sales of the SD7 to its enterprise and government customers in the second quarter of 2023.

On March 27, 2023, the Company announced that it is collaborating with CrisisGo, Inc. (“CrisisGo”), the provider of the CrisisGo Panic app, an incident management platform for first responders, to introduce next generation, cellular-based paging services for use by emergency response personnel.

On April 3, 2027, the Company announced that it received its largest order to date for the SD7 handset and accessories from a single customer in the United States education market.

On April 17, 2023, the Company announced that Entropia Investments BV, a leading provider of secure mobile mission-critical communications services to a wide range of end-users in the Netherlands, northern Belgium and the United Kingdom, is to commence selling Siyata’s mission-critical PoC SD7 solution in the second quarter of 2023.

On April 24, 2023, the Company announced that Two Way Direct, Inc., a reseller of two-way radios and push-to-talk over cellular, is now a distributor of Siyata’s mission-critical PoC (MCPTT) SD7 solution and its broad range of accessories.

On June 1, 2023, the Company announced that it received an order for its UV350 In Vehicle Devices and ‘Siyata Real Time View,’ the Company’s newest product, valued at over $1.2 million.

On June 5, 2023, the Company announced that it received new orders for its SD7 Handsets and VK7 Vehicle Kits totaling more than $400,000 in aggregate.

On June 12, 2023, the Company announced that Minnesota Coaches, Inc., a privately-held motor coach and school bus transportation company, has taken delivery of its first SD7 Handsets and VK7 Vehicle Kits and the Company expects Minnesota Coaches to deploy its SD7 Handset and VK7 Vehicle Kit in the balance of their fleet of over 900 vehicles.

On June 14, 2023, the Company announced that it launched its latest product, the Siyata Mobile Command Center, an all-in-one, mobile communications solution with built-in redundancy primarily for providers of Emergency Management Services that need to set up a mobile telecommunications command center in the field.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $7.5 million in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A;”

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Risk Factors Summary

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

Risks Related to Our Financial Condition and Capital Requirements

●	We have a history of operating losses, and we may never achieve or maintain profitability.

●	Our consolidated audited financial statements for the fiscal year ended December 31, 2022 includes a “going concern” explanatory paragraph expressing substantial doubt about our ability to continue as an ongoing business for the next twelve months. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us.

●	In 2022, our independent registered public accountants identified three material weaknesses in our internal controls over financial reporting. If we are unable to remediate these material weaknesses, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a public company in a timely manner. In 2021, our independent registered public accountants identified five material weaknesses in our internal controls over financial reporting, which have only been partially remediated.

Risks Related to Our Business and Industry

●	We rely on our channel partners to generate a substantial majority of our revenues. If these channel partners fail to perform or if we cannot enter into agreements with channel partners on favorable terms, our operating results could be significantly harmed.

●	We are materially dependent on the adoption of our solutions by both the industrial enterprise and public sector markets, and if end customers in those markets do not purchase our solutions, our revenues will be adversely impacted, and we may not be able to expand into other markets.

●

The markets for our devices and related accessories may not develop as quickly as we expect or may not develop at all. Our dependence on our cellular carrier channel partners and their success in promoting Push to Talk over Cellular to their client base is key for the success of the business.

●	A security breach or other significant disruption of our information technology (“IT”) systems or those of our partners, suppliers or manufacturers, caused by cyberattacks or other means, could have a negative impact on our operations, sales, and operating results.

●	We experience lengthy sales cycles for our products and the delay of an expected large order could result in a significant unexpected revenue shortfall.

●	We have a limited history of contracting with third party manufacturers in Asia for the high-volume commercial production of our devices, and we may face manufacturing capacity constraints.

Risks Related to our Reliance on Third Parties

●	As we work with multiple vendors for our components, if we fail to adequately forecast demand for our inventory and supply needs, we could incur additional costs or experience manufacturing delays, which could reduce our gross margin or cause us to delay or even lose sales.

●	Because we rely on a small number of channel partners/customers for a large portion of our revenue, the loss of any of these customers would have a material adverse effect on our operating results and cash flows.

●	If dedicated public safety LTE networks are not deployed at the rate we anticipate or at all, demand for our solutions may not grow as expected.

●	The application development ecosystem supporting our devices and related accessories is new and evolving.

●	The nature of our business may result in undesirable press coverage or other negative publicity, which would adversely impact our brand identity, future sales and results of operations.

●	Changes in the availability of federal funding to support local public safety or other public sector efforts could impact our opportunities with public sector end customers.

Risks Related to Government Regulation

●	We are subject to a wide range of product regulatory and safety, consumer, worker safety and environmental laws and regulations.

●	Changes in laws and regulations concerning the use of telecommunication bandwidth could increase our costs and adversely impact our business.

●	We are subject to a wide range of privacy and data security laws, regulations and other legal obligations.

Risks Related to Our Intellectual Property

●	Our use of open-source software could subject us to possible litigation or otherwise impair the development of our products.

●	Our inability to obtain and maintain any third-party license required to develop new products and product enhancements could seriously harm our business, financial condition and results of operations.

Risks Related to our Locations in Israel and Canada and Our International Operations

●	Conditions in Israel could materially and adversely affect our business.

●	It may be difficult to enforce a U.S. judgment against us, our officers and directors named herein in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on our officers and directors.

●	Operating outside of the United States presents specific risks to our business, and we have substantial operations outside of the United States.

Risks Related to This Offering and Ownership of Our Common Shares

●	This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

●	Outstanding warrants and future sales of our Common Shares may further dilute the Common Shares and adversely impact the price of our Common Shares.

●	Since we do not expect to pay any cash dividends for the foreseeable future, investors may be forced to sell their stock in order to obtain a return on their investment.

●	The trading price of our Common Shares has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

●	If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Shares.

●	If our Common Shares trade below $0.10 for 10 consecutive days during the current compliance period, the Nasdaq will notify the Company that its securities are subject to delisting, which notice may be appealed by the Company.

●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

●	Our executive officers and directors, and their affiliated entities, along with our two other largest stockholders, own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

●	We are governed by the corporate laws of British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws of the United States.

●	U.S. holders of the Company’s shares may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

●	If we fail to file our financial disclosures with the securities regulators in British Columbia on time, we could be subject to such regulator issuing a cease trade order that would affect the trading of our Common Shares in Canada, but not on the Nasdaq Capital Market.

●	We are an “emerging growth company,” and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common shares less attractive to investors.

●	We incur significant increased costs as a result of operating as a public company in the United States, and our management is required to devote substantial time to new compliance initiatives.

●	If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

Corporate Information

We are organized as a corporation under the laws of British Columbia, Canada, and maintain our principal place of business at 1751 Richardson Street, Suite #2207, Montreal, Quebec Canada H3K-1G6. The registered and records office is located at 200 — 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada. Our telephone number is (514) 500-1181 and our website is located on the internet at https://www.siyatamobile.com. Information contained on our website does not constitute part of this prospectus.

The Company was incorporated on October 15, 1986 as Big Rock Gold Ltd. as a corporation under the Company Act of British Columbia. On April 5, 1988, the Company changed its name to International Cruiseshipcenters Corp. On June 24,1991, the Company changed its name to Riley Resources Ltd. Effective January 23, 1998, the Company consolidated its share capital on an eight-to-one basis and changed its name to International Riley Resources Ltd. Effective November 22, 2001, the Company consolidated its share capital on a five-to-one basis and changed its name to Wind River Resources Ltd. On January 3, 2008, the Company changed its name to Teslin River Resources Corp.

On July 24, 2015, Teslin River Resources Corp, completed a reverse acquisition by way of a three-cornered amalgamation, pursuant to which the Company acquired certain telecom operations of an Israel-based cellular technology company and changed its name to Siyata Mobile Inc.

On June 7, 2016, the Company acquired all of the issued and outstanding shares of Signifi Mobile Inc. (“Signifi”).

In March 2021, the Company acquired, through a wholly owned subsidiary formed by Signifi, all the outstanding units of Clear RF LLC (“Clear RF”).

The Company was registered with the TSXV under the symbol SIM, commenced trading on OTCQX under the symbol SYATF from May 11, 2017 until September 25, 2020, at which time the Company’s Common Shares were listed only on the Nasdaq Capital Market.

The following diagram illustrates our corporate structure as of the date of this prospectus:

The Offering

Securities being offered:	Up to 50,000,000Common Shares.

Best efforts offering:	We have agreed to offer and sell the Common Shares offered hereby directly to the purchasers. We have retained Maxim Group LLC to act as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not required to buy or sell any specific number or dollar amount of the Common Shares offered hereby. See “Plan of Distribution” section beginning on page 80 for more information.

Public Offering Price:	$0.045 per Common Share.

Common Shares outstanding immediately prior to this offering:	83,943,404 Common Shares.

Common Shares to be outstanding after this offering:(1)	133,943,404 Common Shares if the maximum number of Common Shares being offered are sold.

Use of proceeds:

We estimate that we will receive net proceeds of approximately $1,797,959 if the maximum number of Common Shares being offered hereby are sold, after deducting the Placement Agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which could include future acquisitions, capital expenditures and working capital. See “Use of Proceeds” on page 47 for more information.

Dividend policy:	We have never declared or paid any dividends on our Common Shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain any future earnings to fund business development and growth, and we do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

Risk factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15.

Lock-up:

We, all of our directors and officers, and the holders of 5% or more of our outstanding Common Shares (and all holders of securities exercisable for or convertible into Common Shares), have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Common Shares or other securities convertible into or exercisable or exchangeable for our Common Shares for a period of three (3) months after this offering is completed without the prior written consent of the Placement Agent. See “Plan of Distribution” beginning on page 80 for more information.

Trading market and symbol:	Our Common Shares and Prior Warrants are listed on the Nasdaq Capital Market under the symbols “SYTA” and “SYTAW,” respectively. The Common Shares offered hereby will trade on the Nasdaq Capital Market under the symbol “SYTA.”

Transfer agent:	The transfer agent and registrar for our Common Shares is Computershare Inc.

(1)	The number of Common Shares outstanding immediately following this offering is based on 83,943,404 Common Shares outstanding as of June 26, 2023 and excludes:

●	1,506,138 Common Shares issuable upon the exercise of stock options outstanding under our 2016 Stock Option Plan, as amended, with a weighted-average exercise price of $3.53 per share;

●	3,165,000 Common Shares issuable upon the exercise of restricted share units outstanding under the 2016 Stock Option Plan, as amended, with a weighted-average exercise price of $1.05 per share;

●	10,725,782 Common Shares reserved for future issuance under our 2016 Stock Option Plan, as amended;

●	13,100,084 Common Shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $3.81 per share; and

●	931,507 Common Shares issuable upon the exercise of outstanding investment banker’s warrants with a weighted average exercise price of $4.12 per share;

Summary Consolidated Financial Information

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes incorporated by reference into this prospectus.

Our summary consolidated financial data as of December 31, 2022 and 2021 and for the years then ended are derived from our audited consolidated financial statements incorporated by reference into this prospectus. We derived our summary consolidated financial data as of March 31, 2023 and for the three months ended March 31, 2023 and 2022 from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus.

All financial statements included in this prospectus are prepared and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The summary financial information is only a summary and should be read in conjunction with our historical financial statements and related notes. Our financial statements fully represent our financial condition and operations; however, they are not indicative of our future performance.

	Three Months	Three Months
	Ended	Ended	Year Ended	Year Ended
	March 31, 2023	March 31, 2022	December 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
Revenue	$1,802,637	$832,974	$6,481,910	$7,545,488
Cost of sales	(1,306,120)	(577,923)	(5,092,011)	(5,677,317)
Gross profit	496,517	255,051	1,389,899	1,868,171

EXPENSES
Amortization and depreciation	401,640	124,505	1,142,165	1,008,321
Development expenses	53,985	123,316	339,828	846,242
Selling and marketing	1,003,365	1,045,051	4,723,309	4,504,992
General and administrative	1,392,430	1,659,079	7,435,016	4,932,450
Inventory impairment	-	64,336	813,205	3,087,999
Loss from water damage	-	-	544,967	-
Bad debts (recovered)	-	(7,358)	86,103	930,971
Impairment of intangibles	-	-	-	4,739,286
Impairment of goodwill	-	-	-	852,037
Share-based payments	310,828	812,735	2,888,704	1,338,931
Total operating expenses	(3,162,248)	(3,821,664)	(17,973,297)	(22,241,229)

Net operating loss	(2,665,731)	(3,566,613)	(16,583,398)	(20,373,058)

OTHER EXPENSES
Finance expense	34,098	26,987	181,413	1,984,040
Foreign exchange	163	(87,660)	586,794	108,632
Change in fair value of convertible promissory note	-	2,680,457	4,794,710	295,492
Change in fair value of warrant liability	4,883,260	(3,272,735)	(8,245,662)	(390,322)
Transaction costs	-	965,247	1,398,598	1,254,642
Total other expenses	(4,917,521)	(312,296)	1,284,147	(3,252,484)
Net loss for the year	(7,583,252)	(3,878,909)	(15,299,251)	(23,625,542)

Other comprehensive income
Translation adjustment	-	(24,468)	137,609	138,764

Comprehensive loss for the year	$(7,583,252)	$(3,903,377)	$(15,161,642)	$(23,486,778)

Weighted average shares	59,102,369	12,976,636	20,912,391	4,849,250
Basic and diluted loss per share	$(0.13)	$(0.30)	$(0.73)	$(4.87)

	As of	As of	As of
Balance Sheet Data	31-Mar-23	31-Dec-22	31-Dec-21
	(unaudited)
Cash and cash equivalents	$1,179,694	$1,913,742	$1,619,742
Total current assets	7,195,864	7,910,276	6,186,073
Total assets	15,834,160	16,142,531	12,050,589
Total current liabilities	3,034,298	6,266,842	6,855,046
Total liabilities	3,578,242	6,902,059	9,563,941
Total shareholders’ equity	12,256,918	9,240,472	2,486,648
Total liabilities and shareholders’ equity	15,835,160	16,142,531	12,050,589

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our securities. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Financial Position and Capital Requirements

We have a history of operating losses, and we may never achieve or maintain profitability.

We have a limited operating history and a history of losses from operations. As of December 31, 2022 and March 31, 2023, we had an accumulated deficit of $77,818,663 and $85,401,915, respectively. Our existing cash and cash equivalents will be insufficient to fully fund our business plan. Our ability to achieve profitability will depend on whether we can obtain additional capital when we need it, complete the development of our technology, obtain required regulatory approvals and continue to develop arrangements with channel partners. There can be no assurance that we will ever achieve profitability.

Our independent registered public accounting firm, in its report on our financial statements for the year ended December 31, 2022, concurs with management representation that raises substantial doubt about our ability to continue as a going concern.

We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

We intend to continue to make substantial investments to fund our business and support our growth. In addition, we may require additional funds to respond to business challenges, including the need to develop new features or enhance our solutions, improve our operating infrastructure or acquire or develop complementary businesses and technologies. As a result, in addition to the revenues we generate from our business, we may need to engage in additional equity or debt financings to provide the funds required for these and other business endeavors. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Common Shares. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain such additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely impacted. In addition, our inability to generate or obtain the financial resources needed may require us to delay, scale back, or eliminate some or all of our operations, which may have a significant adverse impact on our business, operating results and financial condition.

Our independent registered public accountants have noted that we may not survive as a going concern.

Our independent registered public accountants have included a “going concern” explanatory paragraph in its report on our consolidated financial statements for the fiscal year ended December 31, 2022, concurring with management representation of expressing substantial doubt about our ability to continue as an ongoing business for the next twelve months. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us.

Our independent registered public accountants have identified material weaknesses in our internal controls over financial reporting in both 2022 and 2021. If we are unable to remediate these material weaknesses, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a public company in a timely manner.

In connection with the audit of our consolidated financial statements for the years ended December 31, 2022 and 2021, our independent registered public accountants identified several material weaknesses in our internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In 2022, our independent registered public accountants identified the following material weaknesses in our internal control over financial reporting. The first material weakness related to our revenue recognition practices where we do not sufficiently review (i) product returns in relation to product sales and (ii) for title transfer terms to determine when revenue should be recorded. The second material weakness related to insufficient documentation of inventory controls relating to our inventory balances, advances to suppliers, and off-site inventory tracking is limited. The third material weakness related to internal control weaknesses in the capitalization and coordination of development costs to prevent excess payments and erroneously recorded invoices.

For the material weaknesses identified in our 2022 audit, we have taken steps to remediate these material weaknesses, and to further strengthen our accounting staff and internal controls, as detailed below:

●	With respect to the revenue recognition practices, management will consistently apply of IFRS15 with respect to the five criterion for revenue recognition, In addition, management will institute peer review of North American sales by the Israeli subsidiary’s chief financial officer and peer review by Company’s Chief Financial Officer of Israeli sales recognition policy on a quarterly basis and engage in dialogue on new customers to ensure the revenue recognition policy and the customer contracts are consistently applied.

●	With respect to the inventory control weaknesses, management will institute the following remediation procedures:

●	Monthly comparison of inventory first and last cost in USD$ between periods to note any changes and to investigate the reason for these discrepancies to provide a more accurate quantum of write downs and consistent costing.

●	The implementation of an IT system to track the inventory movements in North America;

●	Monthly comparison of inventory units between periods to note any changes and to investigate the reason for any inconsistencies.

●	Obtain confirmation of goods in transit with external vendors and consignment customers on a more timely basis.

●	With respect to the development cost weaknesses, the research and development team will be required to approve all invoices from the R&D sub-contractor and ensure they fall within the budget to ensure the amounts capitalized are not in excess of the original budget with its discounted cash flows. Once the R&D team has approved the invoice based on the above criteria, the Company’s Chief Executive Officer will review the documentation and once approved, will forward said documentation to the Company’s Chief Financial Officer in Canada for wire initiation.

In 2021, our independent registered public accountants identified the following material weaknesses in our internal control over financial reporting. The first material weakness related to the insufficient review of inventory balances for products which are slow-moving. The second material weakness related to the insufficient review of advances to suppliers on products that are no longer selling, the third material weakness relates to insufficient controls surrounding off-site inventory tracking. The fourth material weakness related to insufficient review of whether product returns relate to sales recorded in the fiscal year. The fifth material weakness relates to insufficient review of title transfer terms to determine the period in which revenue should be recorded.

For the material weaknesses identified in our 2021 audit, we have taken steps to remediate these material weaknesses, and to further strengthen our accounting staff and internal controls, as detailed below:

●	On a quarterly basis, the Company now reviews inventory on hand for slow moving merchandise and reviews inventory on hand regularly. For the year ended 2021, it was determined that $4,659,648 (2020- $1,571,649) of the inventory was impaired due to slow movement. The accessories and spare parts related to these products amounted to $839,693 (2020 - $316,000), which was also impaired.

●	The Company now reviews quantities on hand before approving purchase orders.

●	As of April 1, 2022, the Company signed a lease for their own exclusive warehouse space so that outside contract warehouses will not be required.

●	The Company now reviews product returns to compare and ensure that they occur in the same fiscal year.

●	The Company’s controller scrutinizes all revenues earned in the period to ensure compliance with IFRS15.

●	The Company’s controller and CFO in Canada coordinates full scheduling of the year end process to ensure timely close off of accounting periods.

To date, we have only partially remediated the material weaknesses identified in 2022 and 2021 above. We cannot be certain that other material weaknesses and control deficiencies will not be discovered in the future. If our efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately on a timely basis or help prevent fraud, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the market price of our Common Shares to decline.

We began to take steps to remediate these material weaknesses and strengthen our internal control over financial reporting, including the following:

(i)	documenting and formally assessing our accounting and financial reporting policies and procedures; and

(ii)	increasing the use of third-party consultants in assessing significant accounting transactions and other technical accounting and financial reporting issues, preparing accounting memoranda addressing these issues and maintaining these memoranda in our corporate records.

While we believe that these efforts will improve our internal control over financial reporting, the implementation of these measures is ongoing and will require validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles. We cannot assure you that the measures we have taken to date, and are continuing to implement, will be sufficient to maintain effective internal control over financial reporting. Accordingly, there could continue to be a reasonable possibility that a misstatement of our accounts or disclosures would result in a material misstatement of our financial statements that would not be prevented or detected on a timely basis.

Risks Related to Our Business and Industry

We rely on our channel partners to generate a substantial majority of our revenues. If these channel partners fail to perform or if we cannot enter into agreements with channel partners on favorable terms, our operating results could be significantly harmed.

More than 49%, 54% and 34% of our revenues for the years ended December 31, 2022 and 2021 and for the three months ended March 31, 2023, were generated through sales by our channel partners, which are primarily wireless carriers who sell our devices through their sales channels. To the extent our channel partners are unsuccessful in selling or do not promote our products, or we are unable to obtain and retain a sufficient number of high-quality channel partners, our business and operating results could be significantly harmed. Our channel partners are wireless carriers who have direct and indirect sales channels which we are leveraging to get to their customers. Our wireless carrier channel partners currently include:

●	AT&T, in the United States;

●	FirstNet, in the United States;

●	Verizon, in the United States;

●	T-Mobile, in the United States;

●	Bell Mobility, in Canada;

●	Rogers, in Canada; and

●	a leading global land mobile radio, or LMR, vendor and distributor in North America and international markets.

While these arrangements are typically long term, they generally do not contain any firm purchase volume commitments. As a result, our channel partners are not contractually obligated to purchase from us any minimum number of products. We are generally required to satisfy any and all purchase orders delivered to us within specified delivery windows, with limited exceptions (such as orders significantly in excess of forecasts). If we are unable to efficiently manage our supply and satisfy purchase orders on a timely basis to our channel partners, we may be in breach of our sales arrangements and lose potential sales. If a technical issue with any of our covered products exceeds certain present failure thresholds for the relevant performance standard or standards, the channel partner typically has the right to cease selling the product, cancel open purchase orders and levy certain monetary penalties. If our products suffer technical issues or failures following sales to our channel partners, we may be subject to significant monetary penalties and our channel partners may cease making purchase orders, which would significantly harm our business and results of operations. In addition, our channel partners retain sole discretion in which of their stocked products to offer their customers. While we may offer limited customer incentives, we generally have limited to no control over which products our channel partners decide to offer or promote, which directly impacts the number of products that our partners will purchase from us.

In addition, our channel partners may be unsuccessful in marketing, selling and supporting our solutions. They may also market, sell and support solutions that are somewhat competitive with ours, and may devote more resources to the marketing, sales and support of such products. They may have incentives to promote our competitors’ products in lieu of our products, particularly for our bigger competitors with larger volumes of orders, more diverse product offerings and a longer relationship with our generally large-scale channel partners. As a result, our channel partners may stop selling our products completely. While we employ a small direct sales force, our channel partners have significantly larger sales teams who are not contractually obligated to promote any of our devices and often have multiple competing devices in stock to offer their customers. In addition, downstream sales by our channel partners often succeed due to attractive device prices and monthly rate plans, which we do not control. In certain cases, we may promote our own devices through customer incentives, however, there can be no assurance that any such incentives would contribute to increased purchases of our products. Further, given the impact of attractive pricing on ultimate sales, we generally must offer increased promotional funding or price reductions for our more expensive products. This promotional funding or price reductions operate to reduce our margins and significantly impact our profitability.

New sales channel partners may take several months or more to achieve significant sales. Our channel partner sales structure could subject us to lawsuits, potential liability and reputational harm if, for example, any of our channel partners misrepresents the functionality of our products or services to their customers or violate laws or our corporate policies.

If we fail to effectively manage our existing or future sales channel partners, our channel partners fail to promote our products effectively, we are unable to meet our obligations under our sales arrangements or future agreements that we may enter into with wireless carrier customers have terms that are more favorable to the customer, our business and results of operations would be harmed.

We are materially dependent on the adoption of our solutions by both the industrial enterprise and public sector markets, and if end customers in those markets do not purchase our solutions, our revenues will be adversely impacted, and we may not be able to expand into other markets.

Our revenues have been primarily in the industrial enterprise market, and we are materially dependent on the adoption of our solutions by both the industrial enterprise and public sector markets. End customers in the public sector market may remain, for reasons outside our control, tied to LMR solutions or other competitive alternatives to our devices. Sales of our products to these buyers may also be delayed or limited by these competitive conditions. If our products are not widely accepted by buyers in those markets, we may not be able to expand sales of our products into new markets, and our business, results of operations and financial condition may be adversely impacted.

We participate in a competitive industry, which may become more competitive. Competitors with greater resources and significant experience in high-volume product manufacturing may be able to respond more quickly and cost-effectively than we can to new or emerging technologies and changes in customer requirements.

We face significant competition in developing and selling our solutions. Our primary competitors in the non-rugged mobile device market include LG Corporation, Apple Inc. and Samsung Electronics Co. Ltd. Our primary competitors in the rugged mobile device market include Sonim Technologies Inc., Bullitt Mobile Ltd., and Kyocera Corporation. We also face competition from large system integrators and manufacturers of private and public wireless network equipment and devices. Competitors in this space include Harris Corporation, JVC KENWOOD Corporation, Motorola, and Tait International Limited. Within the Cellular Booster category, we have several direct competitors, including Wilson Electronics, LLC, or Wilson Electronics, Nextivity, Inc. and SureCall Company.

We cannot assure you that we will be able to compete successfully against current or future competitors. Increased competition in mobile computing platforms, data capture products, or related accessories and software developments may result in price reductions, lower gross profit margins, and loss of market share, and could require increased spending on research and development, sales and marketing, and customer support. Some competitors may make strategic acquisitions or establish cooperative relationships with suppliers or companies that produce complementary products, which may create additional pressures on our competitive position in the marketplace.

Most of our competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales, marketing and other resources and experience than we do. In addition, because of the higher volume of components that many of our competitors purchase from their suppliers, they are able to keep their supply costs relatively low and, as a result, may be able to recognize higher margins on their product sales than we do. Many of our competitors may also have existing relationships with the channel partners who we use to sell our products, or with our potential customers. This competition may result in reduced prices, reduced margins and longer sales cycles for our products. Our competitors may also be able to more quickly and cost-effectively respond to new or emerging technologies and changes in customer requirements. The combination of brand strength, extensive distribution channels and financial resources of the larger vendors could cause us to lose market share and could reduce our margins on our products. If any of our larger competitors were to commit greater technical, sales, marketing and other resources to our markets, our ability to compete would be adversely impacted. If we are unable to successfully compete with our competitors, our sales will suffer and as a result our financial condition will be adversely impacted.

Defects in our products could reduce demand for our products and result in a loss of sales, delay in market acceptance and injury to our reputation, which would adversely impact our business.

Complex software, as well as multiple components, displays, plastics and assemblies used in our products may contain undetected defects that are subsequently discovered at any point in the life of the product. Defects in our products may result in a loss of sales, product malfunction, delay in market acceptance and potential injuries to our customers which can lead to injury in our reputation and increased warranty costs.

Additionally, our software may contain undetected errors, defects or bugs. Although we have not suffered significant harm from any errors, defects or bugs to date, we may discover significant errors, defects, or bugs in the future that we may not be able to correct or correct in a timely manner. It is possible that errors, defects or bugs will be found in our existing or future software and/or hardware products and related services with the potential for delays in, or loss of market acceptance of, our products and services, diversion of our resources, injury to our reputation, increased service and warranty expenses, and payment of damages.

Further, errors, defects or bugs in our solutions could be exploited by hackers or could otherwise result in an actual or perceived breach of our information systems. Alleviating any of these problems could require significant expense and could cause interruptions, delays or cessation of our product licensing, which would reduce demand for our products and result in a loss of sales, delay in market acceptance and injure our reputation and could adversely impact our business, results of operations and financial condition.

If our business does not grow as we expect, or if we fail to manage our growth effectively, our operating results and business would suffer.

Our ability to successfully grow our business depends on a number of factors including our ability to:

●	accelerate the adoption of our solutions by new end customers;

●	expand into new vertical markets;

●	develop and deliver new products and services;

●	increase awareness of the benefits that our solutions offer; and

●	expand our domestic and international footprint.

As usage of our solutions grows, we will need to continue to make investments to develop and implement new or updated solutions, software, technologies, security features and cloud-based infrastructure operations. In addition, we will need to appropriately scale our internal business systems and our services organization, including the suppliers of our products and customer support services, to serve our growing customer base. Any failure of, or delay in, these efforts could impair the performance of our solutions and reduce customer satisfaction.

Further, our growth could increase quickly and place a strain on our managerial, operational, financial and other resources, and our future operating results depend to a large extent on our ability to successfully manage our anticipated expansion and growth. To manage our growth successfully, we will need to continue to invest in sales and marketing, research and development, and general and administrative functions and other areas. We are likely to recognize the costs associated with these investments earlier than receiving some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect, which could adversely impact our operating results.

If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities or develop new solutions or upgrades to our existing solutions, satisfy customer requirements, maintain the quality and security of our solutions or execute on our business plan, any of which could harm our business, operating results and financial condition.

We may not be able to continue to develop solutions to address user needs effectively in an industry characterized by ongoing change and rapid technological advances.

To be successful, we must adapt to rapidly changing technological and application needs by continually improving our products, as well as introducing new products and services, to address user demands.

Our industry is characterized by:

●	evolving industry standards;

●	frequent new product and service introductions;

●	increasing demand for customized product and software solutions;

●	rapid competitive developments;

●	changing customer demands; and

●	evolving distribution channels.

Future success will depend on our ability to effectively and economically adapt in this evolving environment. We could incur substantial costs if we must modify our business to adapt to these changes and may even be unable to adapt to these changes.

The markets for our devices and related accessories may not develop as quickly as we expect or may not develop at all. Our dependence on our cellular carrier channel partners and their success in promoting Push to Talk over Cellular to their client base is key for the success of the business.

Our future success is substantially dependent upon continued adoption of devices and related accessories in the industrial enterprise and public sector markets, including the transition from LMR to Push to Talk over Cellular and LTE networks. These market developments and transitions may take longer than we expect or may not occur at all and may not be as widespread as we expect. If the market does not develop as we expect, our business, operating results and financial condition would be significantly harmed.

Our future success is dependent on our ability to create independent brand awareness for our company and products with end customers, and our inability to achieve such brand awareness could limit our prospects.

We depend on wireless carriers to promote and distribute our products. While we intend to ramp up direct marketing and end-customer brand awareness initiatives in the future, our sales and marketing efforts have historically been predominantly focused on channel partners. To increase end-customer brand awareness, we intend to develop sales tools for key verticals within our target markets, increase usage of social media and expand product training efforts, among other things. As a result, we expect our sales and marketing expenses to increase in the future, primarily from increased sales personnel expenses, which will require us to cost-efficiently ramp up our sales and marketing capabilities and effectively target end customers. However, there can be no assurance that we will successfully increase our brand awareness or do so in a cost-efficient manner while maintaining market share within our existing sales channels. Our failure to establish stand-alone brand awareness with end customers of our products will leave us vulnerable to the marketing and selling success of others, including our channel partners, and these developments could have an adverse impact on our prospects. If we are unable to significantly increase the awareness of our brand and solutions with end customers in a cost-efficient manner, we will remain significantly dependent on our channel partners for sales of our products, and our business, financial condition and results of operations could be adversely impacted.

We are dependent on the continued services and performance of a concentrated group of senior management and other key personnel, the loss of any of whom could adversely impact our business.

Our future success depends in large part on the continued contributions of a concentrated group of senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our company, the development of our solutions and our strategic direction. We also depend on the contributions of key technical personnel. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key personnel could significantly delay or prevent the achievement of our development and strategic objectives and harm our business.

We compete in a rapidly evolving market, and the failure to respond quickly and effectively to changing market requirements could cause our business and operating results to decline.

The mobile device market is characterized by rapidly changing technology, changing customer needs, evolving industry standards and frequent introductions of new products and services. In order to deliver a competitive mobile device, our solutions must be capable of operating in an increasingly complex network environment. As new wireless phones are introduced and standards in the mobile device market evolve, we may be required to modify our phones and services to make them compatible with these new products and standards. Likewise, if our competitors introduce new devices and services that compete with ours, we may be required to reposition our solutions or introduce new phones and solutions in response to such competitive pressure. We may not be successful in modifying our current devices or introducing new ones in a timely or appropriately responsive manner, or at all. If we fail to address these changes successfully, our business and operating results could be significantly harmed.

If we are unable to sell our solutions into new markets, our revenues may not grow.

Any new market into which we attempt to sell our solutions may not be receptive. Our ability to penetrate new markets depends on the quality of our solutions, the continued adoption of our public safety solution by first responders, the perceived value of our solutions as a risk management tool and our ability to design our solutions to meet the demands of our customers. If the markets for our solutions do not develop as we expect, our revenues may not grow.

Our ability to successfully face these challenges depends on several factors, including increasing the awareness of our solutions and their benefits, the effectiveness of our marketing programs, the costs of our solutions, our ability to attract, retain and effectively train sales and marketing personnel, and our ability to develop relationships with wireless carriers and other partners. If we are unsuccessful in developing and marketing our solutions into new markets, new markets for our solutions might not develop or might develop more slowly than we expect, either of which would harm our revenues and growth prospects.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely impacted.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements on a timely basis or at all, our business will be adversely impacted.

Volatility or lack of positive performance in our stock price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of stock or stock options. Employees may be more likely to leave us if the shares they own or the shares underlying their vested options have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the options, or, conversely, if the exercise prices of the options that they hold are significantly above the market price of our Common Shares. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely impacted.

A security breach or other significant disruption of our IT systems or those of our partners, suppliers or manufacturers, caused by cyberattacks or other means, could have a negative impact on our operations, sales, and operating results.

All information technology (“IT”) systems are potentially vulnerable to damage, unauthorized access or interruption from a variety of sources, including but not limited to, cyberattacks, cyber intrusions, computer viruses, security breaches, energy blackouts, natural disasters, terrorism, sabotage, war, insider trading and telecommunication failures. A cyberattack or other significant disruption involving our IT systems or those of our outsource partners, suppliers or manufacturers could result in the unauthorized release of proprietary, confidential or sensitive information of ours or result in virus and malware installation on our devices. Such unauthorized access to, or release of, this information or other security breaches could: (i) allow others to unfairly compete with us, (ii) compromise safety or security, (iii) subject us to claims for breach of contract, tort, and other civil claims, and (iv) damage our reputation. Any or all of the foregoing could have a negative impact on our business, financial condition and results of operations.

We experience lengthy sales cycles for our products and the delay of an expected large order could result in a significant unexpected revenue shortfall.

The purchase of our products is often an enterprise-wide decision for prospective customers, which requires us to engage in sales efforts over an extended period of time and provide a significant level of education to prospective customers regarding the uses and benefits of such devices. Prospective customers, especially the wireless carriers that sell our products, often undertake a prolonged evaluation process that may take from several months to several years in certain cases. Consequently, if our forecasted sales from a specific customer are not realized, we may not be able to generate revenues from alternative sources in time to compensate for the shortfall. The loss or delay of an expected large order could also result in a significant unexpected revenue shortfall. Moreover, to the extent we enter into and deliver our products pursuant to significant contracts earlier than we expected, our operating results for subsequent periods may fall below expectations. We may spend substantial time, effort and money on our sales and marketing efforts without any assurance that our efforts will produce any sales. If we are unable to succeed in closing sales with new and existing customers, our business, operating results and financial condition will be harmed.

We have a limited history of contracting with third party manufacturers in Asia for the high-volume commercial production of our devices, and we may face manufacturing capacity constraints.

We have limited history and experience in contracting with third party manufacturers in Asia for the high-volume commercial production of our devices. Because of this limited production history, we face challenges in predicting our business and evaluating its prospects, which may result in breakdowns of our ability to timely supply our devices to our customers. Moreover, we face manufacturing capacity constraints that present further risks to our business. If overall demand of our devices increases in the future, we will need to expand our third-party manufacturing capacity in a cost-efficient manner. Failing to meet customer demand due to our failure to successfully address these risks and challenges could adversely impact our reputation and future sales, which would significantly harm our business, results of operations and financial condition.

We face risks related to novel Coronavirus (COVID-19) which could significantly disrupt our research and development, operations, sales, supply chain and financial results.

Our business will be adversely impacted by the effects of the Novel Coronavirus (COVID-19). In addition to global macroeconomic effects, the novel Coronavirus (COVID-19) outbreak and any other related adverse public health developments will cause disruption to our operations, research and development, and sales activities. Our third-party manufacturers, third-party distributors, and our customers have been and will be disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our activities or the operations of our third-party manufacturers and third-party distributors, the supply of our products will be delayed, which could adversely affect our business, operations and customer relationships. In addition, the novel Coronavirus (COVID-19) or other disease outbreak will in the short-run, and may over the longer term, adversely affect the economies and financial markets of many countries, resulting in an economic downturn that will affect demand for our products and impact our operating results. There can be no assurance that any decrease in sales resulting from the novel Coronavirus (COVID-19) will be offset by increased sales in subsequent periods. Although the magnitude of the impact of the novel Coronavirus (COVID-19) outbreak on our business and operations remains uncertain, the continued spread of the novel Coronavirus (COVID-19) or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs that may impact our ability to develop and design our products in a timely manner or meet required milestones or customer commitments.

Our business has not experienced any material impact from supply chain disruptions brought about by the novel Coronavirus (COVID-19) pandemic, however there is no certainty that this will continue into the future. Management is carefully monitoring the situation and is working with its partners, suppliers and manufacturers to ensure minimal impact on its business.

Our financial condition and results of operations as well as those of potential customers could be adversely affected by the Russian invasion of Ukraine, which has caused a material adverse effect on the level of economic activity around the world, including in the markets we serve.

In February 2022, the Russian Federation invaded Ukraine. As a result of the invasion, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus and certain of their citizens. While we currently have no customers or suppliers located in Belarus, the Russian Federation or Ukraine, nor have we experienced any supply disruptions directly related to the Russian invasion of Ukraine as we do not knowingly source any materials originating from Belarus, the Russian Federation or Ukraine, as the war in Ukraine continues or possibly escalates, this may lead to further disruption, instability and volatility in global markets and industries that could negatively impact our customers, operations and our supply chain. The impact of the conflict and related sanctions on the world economy are subject to rapid change and are difficult to predict. The war has created disruptions in the supply chain for certain of our products which, to date, has not had a substantive impact on our operations. None of our critical raw materials are sourced from, and none of our finished products are manufactured in, the sanctioned regions. We have no operations or other projects in that region.

We are monitoring any broader economic impact from Russia’s invasion of Ukraine and the ongoing war between the two nations, including heightened risk of cyberattacks, increased prices of fuel and other commodities, and potential impacts to our partners’ supply chains. Our financial condition, results of operations, and cash flows may be materially adversely affected, but the specific impact on our financial condition, results of operations, and cash flows is currently difficult to determine.

We rely on industry data and projections which may prove to be inaccurate.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. These industry data, including the vehicle communications industry, include projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The vehicle communications industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Common Shares. In addition, the rapidly changing nature of the vehicle communications industry subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.

Risks Related to our Reliance on Third Parties

As we work with multiple vendors for our components, if we fail to adequately forecast demand for our inventory and supply needs, we could incur additional costs or experience manufacturing delays, which could reduce our gross margin or cause us to delay or even lose sales.

Because our production volumes are based on a forecast of channel partner demand rather than purchase commitments from our major customers, there is a risk that our forecasts could be inaccurate and that we will be unable to sell our products at the volumes and prices we expect, which may result in excess inventory. We provide, and will continue to provide, forecasts of our demand to our third-party suppliers prior to the scheduled delivery of products to our channel partners. If we overestimate our requirements, our contract manufacturers may have excess component inventory, which could increase our costs. If we underestimate our requirements, our contract manufacturers may have inadequate component inventory, which could interrupt the manufacturing of our products and result in delays in shipments and revenues or even lost sales or could incur unplanned overtime costs to meet our requirements, resulting in significant cost increases. For example, certain materials and components used to manufacture our products may reach end of life during any of our product’s life cycles, following which suppliers no longer provide such expired materials and components. This would require us to either source and qualify an alternative component, which could require a re-certification of the device by the wireless carriers and/or regulatory agencies or forecast product demand for a final purchase of such materials and components that may reach end of life to ensure that we have sufficient product inventory through a product’s life cycle. If we overestimate forecasted demand, we will hold excess end-of-life materials and components resulting in increased costs. If we underestimate forecasted demand, we could experience delays in shipments and loss of revenues.

In addition, if we underestimate our requirements and the applicable supplier becomes insolvent or is no longer able to timely supply our needs in a cost-efficient manner or at all, we may be required to acquire components, which may need to be customized for our products, from alternative suppliers, including at significantly higher costs. If we cannot source alternative suppliers and/or alternative components, we may suffer delays in shipments or lost sales. Similarly, credit constraints at our suppliers could require us to accelerate payment of our accounts payable, impacting our cash flow. Further, lead times for materials and components that we order vary significantly and depend on factors such as the specific supplier, contract terms, customization needed for any particular component and demand for each component at a given time. Any such failure to accurately forecast demand and manufacturing and supply requirements, and any need to obtain alternative supply sources, could materially harm our business, results of operations and financial condition.

Our dependence on third-party suppliers for key components of our products could delay shipment of our products and reduce our sales.

We depend on certain suppliers for the delivery of components used in the assembly of our products. Our reliance on third-party suppliers creates risks related to our potential inability to obtain an adequate supply of components and reduced control over pricing and timing of delivery of components. In particular, we have little to no control over the prices at which our suppliers sell materials and components to us. Certain supplies of our components are available only from a single source or limited sources and we may not be able to diversify sources in a timely manner. We have experienced shortages in the past that have negatively impacted our results of operations and may experience such shortages in the future.

We also do not have long-term supply agreements with any of our suppliers. Our current contracts with certain suppliers may be cancelled or not extended by such suppliers and, therefore, do not afford us with sufficient protection against a reduction or interruption in supplies. Moreover, in the event any of these suppliers breach their contracts with us, our legal remedies associated with such a breach may be insufficient to compensate us for any damages we may suffer.

Any interruption of supply for any material components of our products, or inability to obtain required components from our third-party suppliers, could significantly delay the production and shipment of our products and harm our revenues, profitability and financial condition.

Because we rely on a small number of channel partners/customers for a large portion of our revenue, the loss of any of these customers would have a material adverse effect on our operating results and cash flows.

For our fiscal years ended December 31, 2022 and 2021 and for the three months ended March 31, 2023, we derived 49%, 46% and 63% of our revenue, respectively, from five customers/channel partners. Any termination of a business relationship with, or a significant sustained reduction in business from, one or more of these channel partners/customers could have a material adverse effect on our operating results and cash flows.

If dedicated public safety LTE networks are not deployed at the rate we anticipate or at all, demand for our solutions may not grow as expected.

A key part of our strategy is to further expand the use of our solutions over dedicated LTE networks in the public safety market. If the deployment of dedicated LTE networks is delayed or such networks are not adopted at the rate we anticipate, demand for our solutions may not develop as we anticipate, which would have a negative effect on our revenues.

The application development ecosystem supporting our devices and related accessories is new and evolving.

The application development ecosystem supporting our devices and related accessories is new and evolving. Specifically, the number of application developers in the ecosystem supporting our devices and accessories is small. If the market or the application development ecosystem does not develop, timely or at all, demand for our products may be limited, and our business and results of operations will be significantly harmed.

Failure of our suppliers, subcontractors, distributors, resellers, and representatives to use acceptable legal or ethical business practices, or to fail for any other reason, could negatively impact our business.

We do not control the labor and other business practices of our suppliers, subcontractors, distributors, resellers and third-party sales representatives, or TPSRs, and cannot provide assurance that they will operate in compliance with applicable rules, and regulations regarding working conditions, employment practices, environmental compliance, anti-corruption, and trademark a copyright and patent licensing. If one of our suppliers, subcontractors, distributors, resellers, or TPSRs violates labor or other laws or implements labor or other business practices that are regarded as unethical, the shipment of finished products to us could be interrupted, orders could be cancelled, relationships could be terminated, and our reputation could be damaged. If one of our suppliers or subcontractors fails to procure the necessary license rights to trademarks, copyrights or patents, legal action could be taken against us that could impact the saleability of our products and expose us to financial obligations to a third party. Any of these events could have a negative impact on our sales and results of operations.

Moreover, any failure of our suppliers, subcontractors, distributors, resellers and TPSRs, for any reason, including bankruptcy or other business disruption, could disrupt our supply or distribution efforts and could have a negative impact on our sales and results of operations.

Our products are subject to risks associated with sourcing and manufacturing.

We do not own or operate any of the manufacturing facilities for our products and rely on a concentrated number of independent suppliers to manufacture all of the products we sell. For our business to be successful, our suppliers must provide us with quality products in substantial quantities, in compliance with regulatory requirements, at acceptable costs and on a timely basis. Our ability to obtain a sufficient selection or volume of merchandise on a timely basis at competitive prices could suffer as a result of any deterioration or change in our supplier relationships or events that adversely affect our suppliers.

There can be no assurance we will be able to detect, prevent or fix all defects that may affect our products manufactured by our suppliers. Failure to detect, prevent or fix defects, or the occurrence of real or perceived quality or safety problems or material defects in our current and future products, could result in a variety of consequences, including a greater number of product returns than expected from customers and our wholesale partners, litigation, product recalls and credit, warranty or other claims, among others, which could harm our brand, results of operations and financial condition. Such problems could hurt our brand image, which is critical to maintaining and expanding our business. Any negative publicity or lawsuits filed against us related to the perceived quality and safety of our products could harm our brand and decrease demand for our products.

If one or more of our significant suppliers were to sever their relationship with us or significantly alter the terms of our relationship, including due to changes in applicable trade policies, we may not be able to obtain replacement products in a timely manner, which could have a material adverse effect on our business, results of operations and financial condition.

In addition, if any of our primary suppliers fail to make timely shipments, do not meet our quality standards or otherwise fail to deliver us product in accordance with our plans, there could be a material adverse effect on our results of operations.

Our contractors and suppliers buy raw materials and are subject to wage rates that are oftentimes regulated by the governments of the countries in which our products are manufactured. The raw materials used to manufacture our products are subject to availability constraints and price volatility. There could be a significant disruption in the supply of raw materials from current sources or, in the event of a disruption, our suppliers might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price or at all. Our business is dependent upon the ability of our unaffiliated suppliers to locate, train, employ and retain adequate personnel. Our unaffiliated suppliers have experienced, and may continue to experience in the future, unexpected increases in work wages, whether government-mandated or otherwise. Our suppliers may increase their pricing if their raw materials became more expensive. Our suppliers may pass the increase in sourcing costs to us through price increases, thereby impacting our margins. Material changes in the pricing practices of our suppliers could negatively impact our profitability.

In addition, we cannot be certain that our unaffiliated suppliers will be able to fill our orders in a timely manner. If we experience significant increases in demand, or reductions in the availability of materials, or need to replace an existing supplier, there can be no assurance additional supplies of raw materials or additional manufacturing capacity will be available when required on terms acceptable to us, or at all, or that any supplier would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new manufacturing or sources of materials, we may encounter delays in production and added costs as a result of the time it takes to train suppliers in our methods, products, quality control standards and labor, health and safety standards. Any delays, interruption or increased costs in labor or wages, or the supply of materials or manufacture of our products, could have an adverse effect on our ability to meet wholesale partner and customer and consumer demand for our products and result in lower revenue and net income both in the short and long term.

Events that adversely impact our suppliers could impair our ability to obtain adequate and timely supplies. Such events include, among others, difficulties or problems associated with our suppliers’ business, the financial instability and labor problems of suppliers, merchandise quality and safety issues, natural or man-made disasters, inclement weather conditions, war, acts of terrorism and other political instability, economic conditions, transportation delays and shipment issues. Our suppliers may be forced to reduce their production, shut down their operations or file for bankruptcy. Our suppliers may consolidate, increasing their market power. The occurrence of one or more of these events could impact our ability to get products to our customers and/or wholesale partners, result in disruptions to our operations, increase our costs and decrease our profitability.

Global sourcing and foreign trade involve numerous factors and uncertainties beyond our control, including:

●	increased shipping costs;

●	the imposition of additional import or trade restrictions;

●	legal or economic restrictions on overseas suppliers’ ability to produce and deliver products;

●	increased custom duties and tariffs;

●	unforeseen delays in customs clearance of goods;

●	more restrictive quotas;

●	loss of a most favored nation trading status;

●	currency exchange rates;

●	transportation delays;

●	port of entry issues; and

●	foreign government regulations, political instability and economic uncertainties in the countries from which we or our suppliers source our products.

Our sourcing operations may also be hurt by health concerns regarding the outbreak of viruses, widespread illness, infectious diseases, contagions and the occurrence of unforeseen epidemics (including the outbreak of the novel Coronavirus (Covid-19) and its potential impact on our financial results) in countries in which our merchandise is produced. Moreover, negative press or reports about internationally manufactured products may sway public opinion, and thus customer confidence, away from our products. Furthermore, changes in U.S. trade policies, including new restrictions, tariffs or other changes could lead to additional costs, delays in shipments, embargos and other uncertainties that could negatively impact our relationships with our international suppliers and materially adversely affect our business. These and other issues affecting our international suppliers or internationally manufactured merchandise could have a material adverse effect on our business, results of operations and financial condition.

In addition, some of our suppliers may not have the capacity to supply us with sufficient merchandise to keep pace with our growth plans, especially if we need significantly greater amounts of inventory. In such cases, our ability to pursue our growth strategy will depend in part upon our ability to develop new supplier relationships.

The nature of our business may result in undesirable press coverage or other negative publicity, which would adversely impact our brand identity, future sales and results of operations.

Our solutions are used to assist law enforcement and other public safety personnel in situations involving public safety. The incidents in which our solutions are deployed may involve injury, loss of life and other negative outcomes, and such events are likely to receive negative publicity. Such negative publicity could have an adverse impact on new sales or renewals or expansions of coverage areas by existing customers, which would adversely impact our financial results and business.

Changes in the availability of federal funding to support local public safety or other public sector efforts could impact our opportunities with public sector end customers.

Many of our public sector end customers rely to some extent on funds from the U.S. federal government in order to purchase and pay for our solutions. Any reduction in federal funding for local public safety or other public sector efforts could result in our end customers having less access to funds required to continue, renew, expand or pay for our solutions. For example, changes in policies with respect to “sanctuary cities” may result in a reduction in federal funds available to our current or potential end customers. Additionally, any future U.S. government shutdowns could result in delayed public safety spending or re-allocation of funding into other areas of public safety. If federal funding is reduced or eliminated and our end customers cannot find alternative sources of funding to purchase our solutions, our business will be harmed.

Economic uncertainties or downturns, or political changes, could limit the availability of funds available to our customers and potential customers, which could significantly adversely impact our business.

Current or future economic uncertainties or downturns could adversely impact our business and operating results. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, inflation, changes in general interest rates, decisions of central banks, financial and credit market fluctuations, political deadlock, natural catastrophes, warfare and terrorist attacks in North America, Europe, the Asia Pacific region or elsewhere, could cause a decrease in funds available to our customers and potential customers and negatively affect the growth rate of our business.

These economic conditions may make it extremely difficult for our customers and us to forecast and plan future budgetary decisions or business activities accurately, and they could cause our customers to re-evaluate their decisions to purchase our solutions, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times or as a result of political changes, our customers may tighten their budgets and face constraints in gaining timely access to sufficient funding or other credit, which could result in an impairment of their ability to make timely payments to us. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely impact our financial results.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry, or the impact of political changes. If the economic conditions of the general economy or industries in which we operate worsen from present levels, or if recent political changes result in less funding being available to purchase our solutions, our business, operating results and financial condition could be adversely impacted.

Natural or man-made disasters and other similar events may significantly disrupt our business, and negatively impact our operating results and financial condition.

Any of our facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, tornadoes, hurricanes, wildfires, floods, nuclear disasters, acts of terrorism or other criminal activities, infectious disease outbreaks, and power outages, which may render it difficult or impossible for us to operate our business for some period of time. Our facilities would likely be costly to repair or replace, and any such efforts would likely require substantial time. Any disruptions in our operations could negatively impact our business and operating results, and harm our reputation. In addition, we may not carry business insurance or may not carry sufficient business insurance to compensate for losses that may occur. Any such losses or damages could have a significant adverse impact on our business, operating results and financial condition. In addition, the facilities of significant vendors may be harmed or rendered inoperable by such natural or man-made disasters, which may cause disruptions, difficulties or significant adverse impact on our business.

We are exposed to risks associated with strategic acquisitions and investments.

We may consider strategic acquisitions of companies with complementary technologies or intellectual property in the future. Acquisitions hold special challenges in terms of successful integration of technologies, products, services and employees. We may not realize the anticipated benefits of these acquisitions or the benefits of any other acquisitions we have completed or may complete in the future, and we may not be able to incorporate any acquired services, products or technologies with our existing operations, or integrate personnel from the acquired businesses, in which case our business could be harmed.

Acquisitions and other strategic decisions involve numerous risks, including:

●	problems integrating and divesting the operations, technologies, personnel, services or products over geographically disparate locations;

●	unanticipated costs, taxes, litigation and other contingent liabilities;

●	continued liability for discontinued businesses and pre-closing activities of divested businesses or certain post-closing liabilities which we may agree to assume as part of the transaction in which a particular business is divested;

●	adverse impacts on existing business relationships with suppliers and customers;

●	cannibalization of revenues as customers may seek multi-product discounts;

●	risks associated with entering into markets in which we have no, or limited, prior experience;

●	incurrence of significant restructuring charges if acquired products or technologies are unsuccessful;

●	significant diversion of management’s attention from our core business and diversion of key employees’ time and resources;

●	licensing, indemnity or other conflicts between existing businesses and acquired businesses;

●	inability to retain key customers, distributors, suppliers, vendors and other business relations of the acquired business; and

●	potential loss of our key employees or the key employees of an acquired organization or as a result of discontinued businesses.

Financing for future acquisitions may not be available on favorable terms, or at all. If we identify an appropriate acquisition candidate for any of our businesses, we may not be able to negotiate the terms of the acquisition successfully, finance the acquisition or integrate the acquired business, products, service offerings, technologies or employees into our existing business and operations. Future acquisitions and divestitures may not be well-received by the investment community, which may cause the value of our stock to fall. We cannot ensure that we will be able to identify or complete any acquisition, divestiture or discontinued business in the future. Further, the terms of our indebtedness constrain our ability to make and finance additional acquisitions or divestitures.

If we acquire businesses, new products, service offerings or technologies in the future, we may incur significant acquisition-related costs. In addition, we may be required to amortize significant amounts of finite-lived intangible assets and we may record significant amounts of goodwill or indefinite-lived intangible assets that would be subject to testing for impairment. We have in the past and may in the future be required to write off all or part of the intangible assets or goodwill associated with these investments that could harm our operating results. If we consummate one or more significant future acquisitions in which the consideration consists of stock or other securities, our existing stockholders’ ownership could be significantly diluted. If we were to proceed with one or more significant future acquisitions in which the consideration included cash, we could be required to use a substantial portion of our cash and investments. Acquisitions could also cause operating margins to fall depending on the businesses acquired.

Our strategic investments may involve joint development, joint marketing, or entry into new business ventures, or new technology licensing. Any joint development efforts may not result in the successful introduction of any new products or services by us or a third party, and any joint marketing efforts may not result in increased demand for our products or services. Further, any current or future strategic acquisitions and investments by us may not allow us to enter and compete effectively in new markets or enhance our business in our existing markets and we may have to impair the carrying amount of our investments.

We could be adversely impacted by changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters.

International Financial Reporting Standards and related accounting pronouncements, implementation guidelines, and interpretations with regard to a wide range of matters that are relevant to our businesses, including, but not limited to, revenue recognition, asset impairment, inventories, customer rebates and other customer consideration, tax matters, and litigation and other contingent liabilities are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change our reported or expected financial performance or financial condition. New accounting guidance may also require systems and other changes that could increase our operating costs and/or change our financial statements. For example, implementing future accounting guidance related to revenue, accounting for leases and other areas could require us to make significant changes to our accounting systems, impact existing debt agreements and result in adverse changes to our financial statements.

Risks Related to Government Regulation

The impact of potential changes in customs, tariffs, and trade policies in the United States and the potential corresponding actions by other countries, including recent trade initiatives announced by the U.S. presidential administration against China, in which we do business could adversely impact our financial performance.

The U.S. government has made proposals that are intended to address trade imbalances, which include encouraging increased production in the United States. These proposals could result in increased customs duties and tariffs, and the renegotiation of some U.S. trade agreements. We import a significant percentage of our products into the United States, and an increase in customs duties and tariffs with respect to these imports could negatively impact our financial performance. If such customs duties and tariffs are implemented, it also may cause U.S. trading partners to take actions with respect to U.S. imports or U.S. investment activities in their respective countries. Any potential changes in trade policies in the United States and the potential corresponding actions by other countries in which we do business could adversely impact our financial performance. Given the level of uncertainty over which provisions will be enacted, we cannot predict with certainty the impact of the proposals.

For example, in 2018, the U.S. presidential administration and Chinese government imposed significant tariffs on exports between the two countries. This evolving policy dispute between China and the United States is likely to have significant impact on the industries in which we participate, directly and indirectly, and no assurance can be given that any individual customer or significant groups of companies or a particular industry, will not be adversely impacted by any governmental actions taken by either China or the United States. In addition, we manufacture our mobile phones at our facility in Shenzhen, China, which could result in significant additional costs to us when shipping our products to various customers in the United States. It is not possible to predict with any certainty the outcome of the trade dispute between the United States and China, and prolonged or increased tariffs on imports from China to the United States would adversely impact our business, results of operations and financial condition.

In 2020, a Phase One trade agreement was signed imposing specific targets for Chinese purchases of various exports from the United States. These ambitious commitments specified numerical targets in U.S. goods and services exports to China for increases of $77 billion in 2020 and $123 billion in 2021 from the 2017 baseline. The Phase One agreement also imposed numerous tariffs on a variety of goods including but not limited to imports from China along with steel and aluminium imports from across the world, creating an upward pressure on prices in the United States. These tariffs currently impact over $350 billion of imports and exports and increase consumer costs by roughly $51 billion annually based on 2021 import levels. The uncertainty of the Phase One deal, unilaterally imposed in 2020 and substantially still in effect today, lie in their conditions. For instance, Section 301 enables the president to impose tariffs or quotas wherever the United States Trade Representative (USTR) finds that other nations are engaging in unfair trade practices and Section 232 allows the president to impose trade barriers if the Department of Commerce finds that imports threaten U.S. national security. The Company will be unable to pre-empt decisions of this nature, and as such, the risks and consequences which accompany them.

In 2021, the U.S. presidential administration signed Executive Order 14017 into order, assessing vulnerabilities in four priority product areas: semiconductors, large capacity batteries, critical minerals and materials, and pharmaceuticals and active pharmaceutical ingredients. Executive Order 14017 established an interagency Supply Chain Trade Task Force led by USTR. This task force was directed to identify foreign trade practices that the U.S. deemed unfair or otherwise determined to cause erosion to U.S. critical supply chains. The impact and decisions of this task force may cause consequential action from other trading partners, potentially impacting the Company’s financial performance.

Later in 2021 and into 2022, the U.S. Administration replaced the Section 232 tariffs on steel and aluminium imports from the EU with a tariff rate quota system (TRQ), replaced the Section 232 tariffs on steel imports from Japan with a TRQ (the Section 232 aluminium imports from Japan are still in effect) and, as of March 2022, replaced the Section 232 tariffs on steel and aluminium imports from the UK with a TRQ. To date, the US Administration has kept in place all of the Section 301 tariffs on Chinese imports, which might influence importers to shift away from China and reorganize supply chains or otherwise cause decreased trade altogether – both imports and exports – raising prices and reducing options for consumers and businesses in the U.S. While a number of exclusions and extensions to these tariffs exist and evolve within the current administration, retaliatory actions by other nations remain a possibility.

In 2022, five nations had levied retaliatory tariffs up to 70 percent on approximately $73.2 billion of U.S. exports. These tariffs do not include retaliation by Canada and Mexico; following the reversal of U.S. steel and aluminium tariffs, both Canada and Mexico withdrew their retaliatory tariffs of 7 percent to 25 percent on approximately $20 billion of U.S. exports. These tariffs also no longer include retaliation by the EU, as it cancelled its retaliatory tariffs in exchange for the United States replacing the aluminium and steel tariffs with a TRQ for EU imports.

The invasion of Ukraine by Russia has resulted increased sanctions on trade with Russia which could reverberate to other countries, other economies and other markets. On February 24, 2023, the United States, in coordination with allies and G7 partners, announced a new set of sanctions, export controls and tariffs targeting key, revenue-generating sectors of the Russian economy and restricting trade with over 200 persons, including both Russian and third-country actors across Europe, Asia and the Middle East. These new measures, taken by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or OFAC, US Department of Commerce’s Bureau of Industry and Security, or BIS, Office of the US Trade Representative, or USTR and U.S. Department of State, mark the one-year anniversary of Russia’s war against Ukraine. These measures include the following:

●	OFAC: (i) announced a new determination targeting the metals and mining sector of the Russian Federation economy under Executive Order 14024; (ii) added 83 entities and 22 individuals to the Specially Designated Nationals and Blocked Persons List, including over 30 third-country individuals and entities, resulting in the freezing of their assets within U.S. jurisdiction and prohibitions on transactions by U,S, persons or within the U.S. that involve such persons and their 50 percent or more owned entities; and (iii) made additions and revisions to several existing general licenses.

●	BIS: (i) announced four new rules targeting Russia’s defense-industrial base and military and third countries supporting Russia; (ii) expanded export controls under the Export Administration Regulations, including licensing requirements on several commercial and industrial items; and (iii) added 86 entities to the Entity List determined to have engaged in sanctions evasion and backfill activities in support of Russia’s defense-industrial sector, prohibiting the targeted companies from purchasing items, such as semiconductors, whether made in the US or with certain US technology or software abroad.

●	USTR announced additional tariff increases, primarily targeting metals, minerals and chemical products.

These sanctions, export controls and tariffs are part of the U.S.’s ongoing to impose economic costs on Russia in response to its actions in Ukraine.

We are subject to anti-corruption, anti-bribery, anti-money laundering, economic sanctions, export control, and similar laws. Non-compliance with such laws can subject us to criminal or civil liability and harm our business, revenues, financial condition and results of operations.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. Section 201, the U.S. Travel Act, and other anti-bribery and anti-money laundering laws in the countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies and their employees and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector. As we increase our international presence, we may engage with distributors and third-party intermediaries to market our solutions and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, our employees, representatives, contractors, partners and agents, even if we do not explicitly authorize such activities.

The United States has imposed economic sanctions that affect transactions with designated foreign countries, nationals and others. In particular, the United States prohibits U.S. persons from engaging with individuals and entities identified as “Specially Designated Nationals,” such as terrorists and narcotics traffickers. These prohibitions are administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. OFAC rules prohibit U.S. persons from engaging in, or facilitating a foreign person’s engagement in, transactions with or relating to the prohibited individual, entity or country, and require the blocking of assets in which the individual, entity or country has an interest. Blocked assets (e.g., property or bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Other countries in which we operate, including Canada and the United Kingdom, also maintain economic and financial sanctions regimes.

Some of our solutions, including software updates and third-party accessories, may be subject to U.S. export control laws, including the Export Administration Regulations; however, the vast majority of our products are non-U.S.-origin items, developed and manufactured outside of the United States, and therefore not subject to these laws. For third-party accessories, we rely on manufacturers to supply the appropriate export control classification numbers that determine our obligations under these laws.

We cannot assure you that our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. As we increase our international presence, our risks under these laws, rules, and regulations may increase. Further, any change in the applicability or enforcement of these laws, rules, and regulations could adversely impact our business operations and financial results.

Detecting, investigating and resolving actual or alleged violations can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption, anti-bribery, anti-money laundering, or economic sanctions laws, rules, and regulations could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and/or debarment from contracting with certain persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, revenues, financial condition, and results of operations would be significantly harmed. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm our business, financial condition and results of operations.

We are subject to a wide range of product regulatory and safety, consumer, worker safety and environmental laws and regulations.

Our operations and the products we manufacture and/or sell are subject to a wide range of product regulatory and safety, consumer, worker safety and environmental laws and regulations. Compliance with such existing or future laws and regulations could subject us to future costs or liabilities, impact our production capabilities, constrict our ability to sell, expand or acquire facilities, restrict what solutions we can offer and generally impact our financial performance. Our products are designed for use in potentially explosive or hazardous environments. If our product design fails for any reason in such environments, we may be subject to product liabilities and future costs. In addition, some of these laws are environmental and relate to the use, disposal, remediation, emission and discharge of, and exposure to hazardous substances. These laws often impose liability and can require parties to fund remedial studies or actions regardless of fault. Environmental laws have tended to become more stringent over time and any new obligations under these laws could have a negative impact on our operations or financial performance.

Laws focused on the energy efficiency of electronic products and accessories, recycling of both electronic products and packaging, reducing or eliminating certain hazardous substances in electronic products, and the transportation of batteries continue to expand significantly. Laws pertaining to accessibility features of electronic products, standardization of connectors and power supplies, the transportation of lithium-ion batteries, and other aspects are also proliferating. There are also demanding and rapidly changing laws around the globe related to issues such as product safety, radio interference, radio frequency radiation exposure, medical related functionality, and consumer and social mandates pertaining to use of wireless or electronic equipment. These laws, and changes to these laws, could have a substantial impact on whether we can offer certain products, solutions, and services, and on what capabilities and characteristics our products or services can or must include.

These laws and regulations impact our products and could negatively impact our ability to manufacture and sell products competitively. In addition, we anticipate that we will see increased demand to meet voluntary criteria related to reduction or elimination of certain constituents from products, increasing energy efficiency and providing additional accessibility.

Changes in laws and regulations concerning the use of telecommunication bandwidth could increase our costs and adversely impact our business.

Our business depends on our ability to sell devices that use telecommunication bandwidth allocated to licensed and unlicensed wireless services, and that use of that bandwidth is subject to laws and regulations that are subject to change over time. Changes in the permitted uses of telecommunication bandwidth, reallocation of such bandwidth to different uses, and new or increased regulation of the capabilities, manufacture, importation, and use of devices that depend on such bandwidth could increase our costs, require costly modifications to our products before they are sold, or limit our ability to sell those products into our target markets. In addition, we are subject to regulatory requirements for certification and testing of our products before they can be marketed or sold. Those requirements may be onerous and expensive. Changes to those requirements could result in significant additional costs and could adversely impact our ability to bring new products to market in a timely fashion.

We are subject to a wide range of privacy and data security laws, regulations and other legal obligations.

Personal privacy and information security are significant issues in the United States and the other jurisdictions in which we operate or make our products and applications available. The legislative and regulatory framework for privacy and security issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Our handling of data is subject to a variety of laws and regulations, including regulation by various government agencies, including the U.S. Federal Trade Commission, or FTC, and various state, local and foreign agencies. We may collect personally identifiable information, or PII, and other data from our customers. We use this information to provide services to our customers and to support, expand and improve our business. We may also share customers’ PII with third parties as allowed by applicable law and agreements and authorized by the customer or as described in our privacy policy.

The U.S. federal and various state and foreign governments have adopted or proposed limitations on the collection, distribution, transfer, use and storage of PII. In the United States, the FTC and many state attorneys general are applying federal and state consumer protection laws as imposing standards for the online collection, use and dissemination of data. Many foreign countries and governmental bodies, including Canada, the European Union and other relevant jurisdictions, have laws and regulations concerning the collection and use of PII obtained from their residents or by businesses operating within their jurisdiction. These laws and regulations often are more restrictive than those in the United States. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of data that identifies or may be used to identify or locate an individual, such as names, email addresses and, in some jurisdictions, Internet Protocol, or IP, addresses. Within the European Union, legislators have adopted the General Data Protection Regulation, or GDPR, effective May 2018 which may impose additional obligations and risk upon our business, and which may increase substantially the penalties to which we could be subject in the event of any non-compliance. We may incur substantial expense in complying with the obligations imposed by the governments of the foreign jurisdictions in which we do business or seek to do business and we may be required to make significant changes in our business operations, all of which may adversely impact our revenues and our business overall.

Although we are working to comply with those federal, state, and foreign laws and regulations, industry standards, contractual obligations and other legal obligations that apply to us, those laws, regulations, standards and obligations are evolving and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another, other requirements or legal obligations, our practices or the features of our products or applications. At state level, lawmakers continue to pass new laws concerning privacy and data security. Particularly notable in this regard is the California Consumer Privacy Act, or CCPA, which became effective on January 1, 2020. The CCPA will introduce significant new disclosure obligations and provide California consumers with significant new privacy rights. Any failure or perceived failure by us to comply with federal, state or foreign laws or regulations, industry standards, contractual obligations or other legal obligations, or any actual or suspected security incident, whether or not resulting in unauthorized access to, or acquisition, release or transfer of PII or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity and could cause our customers to lose trust in us, which could have an adverse impact on our reputation and business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable laws, regulations, policies, industry standards, contractual obligations, or other legal obligations could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely impact our business.

We also expect that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection and information security in the United States, the European Union and other jurisdictions, and we cannot yet determine the impact such future laws, regulations and standards may have on our business. New laws, amendments to or re-interpretations of existing laws and regulations, industry standards, contractual obligations and other obligations may require us to incur additional costs and restrict our business operations. Such laws and regulations may require companies to implement privacy and security policies, permit users to access, correct and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, and, in some cases, obtain individuals’ consent to use PII for certain purposes. In addition, a foreign government could require that any PII collected in a country not be disseminated outside of that country, and we are not currently equipped to comply with such a requirement.

Risks Related to Our Intellectual Property

If we are unable to successfully protect our intellectual property, our competitive position may be harmed.

Our ability to compete is heavily affected by our ability to protect our intellectual property. We rely on a combination of patent licenses, confidentiality procedures and contractual provisions to protect our proprietary rights. We also enter, and plan to continue to enter, into confidentiality, invention assignment or license agreements with our employees, consultants and other parties with whom we contract, and control access to and distribution of our software, documentation and other proprietary information. The steps we take to protect our intellectual property may be inadequate, and it is possible that some or all of our confidentiality agreements will not be honored, and certain contractual provisions may not be enforceable. Existing trade secret, trademark and copyright laws offer only limited protection. Unauthorized parties may attempt to copy aspects of our products or obtain and use information which we regard as proprietary. Policing unauthorized use of our products is difficult, time consuming and costly, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. We cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology, the effect of either of which would harm our competitive position in the market. Furthermore, disputes can arise with our strategic partners, customers or others concerning the ownership of intellectual property.

Others may claim that we infringe on their intellectual property rights, which may result in costly and time-consuming litigation and could delay or otherwise impair the development and commercialization of our products.

In recent years, there has been a significant increase in litigation in the United States involving patents and other intellectual property rights, and because our products are comprised of complex technology, we are often involved in or impacted by assertions, including both requests to take licenses and litigation, regarding infringement of patent and other intellectual property rights of third parties. Third parties have asserted, and in the future may assert, intellectual property infringement claims against us and against our channel partners, end customers and suppliers. For example, we had been approached by Wilson Electronics about potential infringement of several of their patents involving cellphone boosters. As a result, the Company entered into a product technology licensing agreement with Wilson Electronics that resolved their claim whereby Wilson is entitled to a 4.5% licensing fee on the revenues earned by the Company for every booster product sold Many of these assertions are brought by non-practicing entities whose principal business model is to secure patent licensing revenues from product manufacturing companies. Claims for alleged infringement and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of our intellectual property rights. Defending any such claims, with or without merit, including pursuant to indemnity obligations, could be time consuming, expensive, cause product shipment delays or require us to enter into a royalty or licensing agreement, any of which could delay the development and commercialization of our products or reduce our margins. If we are unable to obtain a required license, our ability to sell or use certain products may be impaired. In addition, if we fail to obtain a license, or if the terms of the license are burdensome to us, our operations could be significantly harmed.

Our use of open-source software could subject us to possible litigation or otherwise impair the development of our products.

A portion of our technologies incorporates open-source software, including open source operating systems such as Android, and we expect to continue to incorporate open source software into our platform in the future. Few of the licenses applicable to open-source software have been interpreted by courts, and their application to the open source software integrated into our proprietary technology platform may be uncertain. If we fail to comply with these licenses, then pursuant to the terms of these licenses, we may be subject to certain requirements, including requirements that we make available the source code for our software that incorporates the open-source software. We cannot assure you that we have not incorporated open-source software in our software in a manner that is inconsistent with the terms of the applicable licenses or our current policies and procedures. If an author or other third party that distributes such open-source software were to allege that we had not complied with the conditions of one or more of these licenses, we could incur significant legal expenses defending against such allegations. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition or require us to devote additional research and development resources to change our technology platform.

With respect to open-source operating systems, if third parties cease continued development of such operating systems or restrict our access to such operating system, our business and financial results could be adversely impacted. We are dependent on third parties’ continued development of operating systems, software application ecosystem infrastructures, and such third parties’ approval of our implementations of their operating and system and associated applications. If such parties cease to continue development or support of such operating systems or restrict our access to such operating systems, we would be required to change our strategy for our devices. As a result, our financial results could be negatively impacted because a resulting shift away from the operating systems we currently use, and the associated applications ecosystem could be costly and difficult.

Our inability to obtain and maintain any third-party license required to develop new products and product enhancements could seriously harm our business, financial condition and results of operations.

From time to time, we are required to license technology from third parties to develop new products or product enhancements. Third-party licenses may not be available to us on commercially reasonable terms, or at all. If we fail to renew any intellectual property license agreements on commercially reasonable terms, or any such license agreements otherwise expire or terminate, we may not be able to use the patents and technologies of these third parties in our products, which are critical to our success. We cannot assure you that we will be able to effectively control the level of licensing and royalty fees paid to third parties, and significant increase in such fees could have a significant and adverse impact on our future profitability. Seeking alternative patents and technologies may be difficult and time-consuming, and we may not be successful in finding alternative technologies or incorporating them into our products. Our inability to obtain any third-party license necessary to develop new products or product enhancements could require us to obtain substitute technology of lower quality or performance standards, or at greater cost, which could seriously harm our business, financial condition and results of operations.

Risks relating to our locations in Israel and Canada and our International Operations

Conditions in Israel could materially and adversely affect our business.

A number of our officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business and operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries, as well as terrorist acts committed within Israel by hostile elements. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. During the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party. In December 2008 and January 2009 there was an escalation in violence among Israel, Hamas, the Palestinian Authority and other groups, as well as extensive hostilities along Israel’s border with the Gaza Strip, which resulted in missiles being fired from the Gaza Strip into Southern Israel. During November 2012 and from July through August 2014, Israel was engaged in an armed conflict with a militia group and political party who controls the Gaza Strip, which resulted in missiles being fired from the Gaza Strip into Southern Israel, as well as at areas more centrally located near Tel Aviv and at areas surrounding Jerusalem. These conflicts involved missile strikes against civilian targets in various parts of Israel, including areas in which our employees and some of our consultants are located, and negatively affected business conditions in Israel. This pattern of activity erupts from time to time with varying degrees of intensity and for varying periods of time and typically ends with a cease fire until hostilities flare up again.

Since February 2011, Egypt has experienced political turbulence and an increase in terrorist activity in the Sinai Peninsula. Such political turbulence and violence may damage peaceful and diplomatic relations between Israel and Egypt and could affect the region as a whole. Similar civil unrest and political turbulence has occurred in other countries in the region, including Syria, which shares a common border with Israel, and is affecting the political stability of those countries. Since April 2011, internal conflict in Syria has escalated and chemical weapons have been used in the region. Foreign actors have intervened and may continue to intervene in Syria. This instability and any intervention may lead to deterioration of the political and economic relationships that exist between the State of Israel and some of these countries and may lead to additional conflicts in the region. In addition, Iran has threatened to attack Israel and may be developing nuclear weapons. Iran also has a strong influence among extremist groups in the region, including Hamas in Gaza, Hezbollah in Lebanon and various rebel militia groups in Syria. These situations have escalated at various points in recent years and may escalate in the future to more violent events, which may affect Israel and us. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary, in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. A campaign of boycotts, divestment and sanctions has been undertaken against Israel, which could also adversely impact our business.

In addition, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, which may include the call-up of members of our management. Such disruption could materially adversely affect our business, prospects, financial condition and results of operations.

It may be difficult to enforce a U.S. judgment against us, our officers and directors named in this prospectus on Form F-1 in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on our officers and directors.

Not all of our directors or officers are residents of the United States and most of their and our assets are located outside the United States. Service of process upon us or our non-U.S. resident directors and officers may be difficult to obtain within the United States. We have been informed by our legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against us or our non-U.S. officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Additionally, Israeli courts might not enforce judgments obtained in the United States against us or our non-U.S. our directors and executive officers, which may make it difficult to collect on judgments rendered against us or our non-U.S. officers and directors.

Moreover, an Israeli court will not enforce a non-Israeli judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases), if its enforcement is likely to prejudice the sovereignty or security of the State of Israel, if it was obtained by fraud or in the absence of due process, if it is at variance with another valid judgment that was given in the same matter between the same parties, or if a suit in the same matter between the same parties was pending before a court or tribunal in Israel at the time the foreign action was brought. For more information, see “Enforceability of Civil Liabilities.”

Because we are a corporation incorporated in British Columbia and some of our directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.

We are a corporation incorporated under the laws of British Columbia with our principal place of business in Montreal, Canada. Some of our directors and officers and the auditors or other experts named herein are residents of Canada and all or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon us or our directors or officers or such auditors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue-sky laws of any state within the United States or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue-sky laws.

Similarly, some of our directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against these non-Canadian residents. In addition, it may not be possible for Canadian investors to collect from these non-Canadian residents’ judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States, based solely on violations of Canadian securities laws.

We use suppliers based in China, which exposes us to risks inherent in doing business there.

We use multiple third-party suppliers and manufacturers based primarily in China. With the rapid development of the Chinese economy, the cost of labor has increased and may continue to increase in the future. Furthermore, pursuant to Chinese labor laws, employers in China are subject to various requirements when signing labor contracts, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. Our results of operations will be materially and adversely affected if the labor costs of our third-party suppliers and manufacturers increase significantly. In addition, we and our manufacturers and suppliers may not be able to find a sufficient number of qualified workers due to the intensely competitive and fluid market for skilled labor in China.

Operating in China exposes us to political, legal and economic risks. In particular, the political, legal and economic climate in China, both nationally and regionally, is fluid and unpredictable. Our ability to utilize parties that operate in China may be adversely affected by changes in U.S. and Chinese laws and regulations such as those related to, among other things, taxation, import and export tariffs, environmental regulations, land use rights, intellectual property, currency controls, network security, employee benefits, hygiene supervision and other matters. In addition, we may not obtain or retain the requisite legal permits to continue utilizing third parties that operate in China, and costs or operational limitations may be imposed in connection with obtaining and complying with such permits. In addition, Chinese trade regulations are in a state of flux, and we may potentially become subject to other forms of taxation, tariffs and duties in China. Furthermore, the third parties we rely on in China may disclose our confidential information or intellectual property to competitors or third parties, which could result in the illegal distribution and sale of counterfeit versions of our products. If any of these events occur, our business, financial condition and results of operations could be materially and adversely affected.

Operating outside of the United States presents specific risks to our business, and we have substantial operations outside of the United States.

Most of our employee base and operations are located outside the United States, primarily in Canada and Israel. Most of our software development, third-party contract manufacturing, and product assembly operations are conducted outside the United States.

Risks associated with operations outside the United States include:

●	effectively managing and overseeing operations that are distant and remote from corporate headquarters may be difficult and may impose increased operating costs;

●	fluctuating foreign currency rates could restrict sales, increase costs of purchasing, and impact collection of receivables outside of the United States;

●	volatility in foreign credit markets may affect the financial well-being of our customers and suppliers;

●	violations of anti-corruption laws, including the Foreign Corrupt Practices Act and the U.K. Bribery Act could result in large fines and penalties;

●	violations of privacy and data security laws could result in large fines and penalties; and

●	tax disputes with foreign taxing authorities, and any resultant taxation in foreign jurisdictions associated with operations in such jurisdictions, including with respect to transfer pricing practices associated with such operations.

Foreign currency fluctuations may reduce our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in product pricing for international customers. These changes in foreign end-customer costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively impact the financial condition of some foreign customers and reduce or eliminate their future orders of our products. We also face adverse changes in, or uncertainty of, local business laws or practices, including the following:

●	foreign governments may impose burdensome tariffs, quotas, taxes, trade barriers, or capital flow restrictions;

●	restrictions on the export or import of technology may reduce or eliminate the ability to sell in or purchase from certain markets;

●	political and economic instability, including deterioration of political relations between the United States and other countries, may reduce demand for our solutions or put our non-U.S. assets at risk;

●	potentially limited intellectual property protection in certain countries may limit recourse against infringing on our solutions or cause us to refrain from selling in certain geographic territories;

●	staffing may be difficult along with higher turnover at international operations;

●	a government-controlled exchange rate and limitations on the convertibility of currencies, including the Chinese yuan;

●	transportation delays and customs related delays that may affect production and distribution of our products; and

●	integration and enforcement of laws vary significantly among jurisdictions and may change significantly over time.

Our failure to manage any of these risks successfully could harm our international operations and adversely impact our business, operating results and financial condition.

Risks Related to This Offering and Ownership of Our Common Shares

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Assuming that we are able to sell the maximum number t of Common Shares in this offering, we expect that the consummation of this offering could cause the price of our Common Shares to decline.

In this offering, are offering up to 50,000,000 of our Common Shares at a price per Common Share of $0.0.045. Assuming that we are able to sell the maximum number of Common Shares offered hereby, immediately following the completion of the offering, based on the number of shares outstanding as of June 26, 2023, we will have 133,943,404 Common Shares outstanding. We cannot predict the effect, if any, that market sales of those Common Shares or the availability of those Common Shares for sale will have on the market price of our Common Shares. Any decline in the price of our Common Shares will also have a negative effect on the price in the market of our Prior Warrants.

The Common Shares offered in the offering may be resold in the public market immediately without restriction, unless purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act, which may be resold only if registered under the Securities Act or in accordance with the requirements of Rule 144 or another applicable exemption from the registration requirements of the Securities Act. Common Shares held by our directors and executive officers will be subject to the lock-up agreements described in the “Plan of Distribution” section of this prospectus. If, after the period during which such lock-up agreements restrict sales of the our Common Shares or if the Placement Agent waives the restrictions set forth therein (which may occur at any time), one or more of these securityholders sell substantial amounts of Common Shares in the public market, or the market perceives that such sales may occur, the market price of the Common Shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

Rule 144 sales in the future may have a depressive effect on our share price.

All of the outstanding common shares held by the present officers, directors, and affiliate shareholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common shares. There is no limitation on the number of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if our company is a current reporting company under the Exchange Act. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registration of common shares of present shareholders, may have a depressive effect upon the price of the common shares in any market that may develop.

Outstanding warrants and future sales of our Common Shares may further dilute the Common Shares and adversely impact the price of our Common Shares.

As of June 26, 2023, we had 83,943,404 Common Shares issued and outstanding. As of June 26, 2023, up to an additional 13,100,084 Common Shares underlying outstanding warrants that have been registered with the SEC for resale are unrestricted and freely tradeable. We also have other outstanding unexercised investment banker’s warrants to purchase 931,507 Common Shares as of June 26, 2023 that expire between June 30, 2024 and March 8, 2027. If the holder of our free trading shares wanted to sell these shares, there might not be enough purchasers to maintain the market price of our Common Shares on the date of such sales. Any such sales, or the fear of such sales, could substantially decrease the market price of our Common Shares and the value of your investment.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for our Common Shares that could result in further dilution to the investor purchasing our Common Shares in this offering or result in downward pressure on the price of our Common Shares. We may sell our Common Shares or other securities in any other offering at prices that are higher or lower than the prices paid by the investor in this offering, and the investor purchasing shares or other securities in the future could have rights superior to existing shareholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our Common Shares in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

The market for our Common Shares may not provide investors with adequate liquidity.

Liquidity of the market for our Common Shares depends on a number of factors, including our financial condition and operating results, the number of holders of our Common Shares, the market for similar securities and the interest of securities dealers in making a market in the securities. We cannot predict the extent to which investor interest in the Company will maintain a trading market in our Common Shares, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling Common Shares that they hold.

Since we do not expect to pay any cash dividends for the foreseeable future, investors may be forced to sell their stock in order to obtain a return on their investment.

We do not anticipate declaring or paying in the foreseeable future any cash dividends on our capital stock. Instead, we plan to retain any earnings to finance our operations and growth plans discussed elsewhere or incorporated by reference in this prospectus. Accordingly, investors must rely on sales of their Common Shares after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our Common Shares.

The trading price of our Common Shares has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

Our share price is highly volatile. During the period from January 1, 2023 to June 26, 2023, the closing price of our Common Shares ranged from a high of $1.62 per share to a low of $0.08 per share. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your Common Shares at or above the public offering price and you may lose some or all of your investment.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from the offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used as described under “Use of Proceeds” herein. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Shares and Prior Warrants.

In order to maintain the listing of our Common Shares and Prior Warrants on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with such applicable listing standards.

On August 26, 2022 we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC, notifying us that we were not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), resulting from the fact that the closing bid price of the Company’s Common Shares was below $1.00 per share for a period of 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were given a period of 180 calendar days, or until February 22, 2023 (the “Compliance Period”), to regain compliance with Nasdaq’s minimum bid price requirement. We did not regain compliance by such date and submitted a written request to the Nasdaq to afford us an additional 180-day compliance period to cure the deficiency. On February 23, 2023, we received written notification from the Listing Qualifications Department of Nasdaq granting our request for an additional 180-day extension to regain compliance with Nasdaq’s minimum bid price requirement until August 21, 2023. If at any time prior to August 21, 2023, the bid price of the Common Shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, we will regain compliance with the Bid Price Rule. If we do not regain compliance with the Bid Price Rule during the additional 180-day extension, Nasdaq will notify us that our Common Shares will be delisted. At that time, we may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if we do appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful. We intend to actively monitor the closing bid price of our Common Shares and may, if appropriate, consider implementing available options to regain compliance with the Bid Price Rule under the Nasdaq Listing Rules.

Nasdaq’s extension notice has no immediate effect on the listing or trading of the Common Shares, which will continue to trade on the Nasdaq Capital Market under the symbol “SYTA.”

As of the date hereof, our Common Shares have traded below $0.10 for six consecutive trading days. If the Common Shares trade below $0.10 for 10 consecutive days during this compliance period, Nasdaq will notify the Company that its securities are subject to delisting, which notice may be appealed by the Company. When a company receives a Nasdaq delisting determination, it may, within seven days, request in writing that a Nasdaq Hearings Panel review the matter in a written or an oral hearing, and must, within 15 days, pay a $20,000 hearing fee. A timely request for a hearing will ordinarily stay the suspension and delisting action pending the issuance of a written decision by the Hearings Panel. The Nasdaq Hearings Department will schedule a hearing to take place, to the extent practicable, within 45 days of the request for a hearing, at a location determined by the Hearings Department. Thereafter, the company will provide a written submission to the Hearings Department, to which Nasdaq staff may respond in writing, stating with specificity the grounds on which the company is seeking review of the delisting determination, include all legal arguments on which it intends to rely as well as its written plan for compliance and will request that the Hearings Panel grant an exception to the listing standards for a limited time period, as permitted by Nasdaq Rule 5815(c)(1)(A), or may set forth specific grounds for the company's contention that the issuance of a delisting determination was in error.

If our Common Shares do trade below $0.10 for 10 consecutive days during this compliance period after the date of this prospectus, we intend to request a hearing as set forth above and submit a plan for compliance. We cannot assure you that the Nasdaq Hearings Panel will rule in our favor or approve our plan for compliance.

If the Common Shares are not listed on Nasdaq at any time after this offering, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity;

●	a determination that the Common Shares are a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Common Shares;

●	a limited amount of news and analyst coverage for our Company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Upon delisting from the Nasdaq Capital Market, our Common Shares would be traded over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the securities exchanges, such as the Nasdaq Capital Market, or Exchange-listed Stocks. Many OTC stocks trade less frequently and in smaller volumes than Exchange-listed Stocks. Accordingly, our stock would be less liquid than it would be otherwise. Also, the values of OTC stocks are often more volatile than Exchange-listed Stocks. Additionally, institutional investors are usually prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed.

In addition, if our Common Shares are delisted, your ability to transfer or sell your Common Shares may be limited and the value of those securities will be materially adversely affected.

If our Common Shares become subject to the penny stock rules, it may be more difficult to sell our Common Shares.

The Securities and Exchange Commission (“SEC” or the “Commission”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our Common Shares is less than $5.00 and our Common Shares are no longer listed on a national securities exchange such as Nasdaq, our stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and dated acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Shares, and therefore shareholders may have difficulty selling their shares.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq Listing Rules also require foreign private issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, and certain Common Share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

Our executive officers and directors, and their affiliated entities, along with our two other largest stockholders, own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Based on shares outstanding as of June 26, 2023, our executive officers and directors, together with entities affiliated with such individuals, along with our largest shareholder, will beneficially own approximately 8.7% of our Common Shares based on 83,943,404 Common Shares issued and outstanding on such date. As of March 31, 2023, the Company had 62,911,417 Common Shares issued and outstanding.

We may issue additional debt and equity securities, which are senior to our Common Shares as to distributions and in liquidation, which could materially adversely affect the market price of our Common Shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders.

Any additional preferred securities, if issued by our Company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our Common Shareholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your Common Shares and diluting your interest in us. In addition, we can change our leverage strategy from time to time without approval of holders of our Common Shares, which could materially adversely affect the market share price of our Common Shares.

We are governed by the corporate laws of British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws of the United States.

We are governed by the Business Corporations Act (British Columbia) (the “Business Corporations Act”) and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the Business Corporations Act and Delaware General Corporation Law (the “DGCL”) that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our articles) the Business Corporations Act generally requires the voting threshold to be a special resolution approved by 662∕3% of shareholders, or as set out in the articles, as applicable, whereas DGCL generally only requires a majority vote; and (ii) under the Business Corporations Act a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL. We cannot predict whether investors will find our company and our common shares less attractive because we are governed by foreign laws.

If we fail to file our financial disclosures with the securities regulators in British Columbia on time, we could be subject to such regulator issuing a cease trade order that would affect the trading of our Common Shares in Canada, but not on the Nasdaq Capital Market.

Our securities are regulated in Canada by the British Columbia Securities Commission. Under the securities laws of British Columbia, we are required to file with the BCSC quarterly and annual financial statements and management’s discussion and analysis, and must also send this information to shareholders, on request. Companies must also disclose material events or developments such as takeover bids and merger and acquisitions, which may affect the value of the company’s shares. When a company fails to do so, a cease trade order banning trading in the securities of the company or banning certain individuals and/or companies from trading in securities of the company may be issued by the BCSC. On April 6, 2023, the British Columbia Securities Commission issued a cease trade order in Canada due to the late filing of the Company’s December 31, 2022 financial statements in Canada. The Company had also received a letter dated May 17, 2023 from the BCSC, noting Siyata’s failure to file its interim financial statements and management’s discussion and analysis for the fiscal quarter ended March 31, 2023 and pay the required filing fee, and requesting Siyata to correct the deficiencies by filing the required materials. As of May 25, 2023, the Company had filed the outstanding continuous disclosure documents required under the securities legislation of British Columbia. The April 2023 Order did not affect the trading of Siyata’s Common Shares or Prior Warrants on the Nasdaq Capital Market. That cease trade order was revoked by the BCSC as of May 25, 2023 and, as a result of the revocation of the April 2023 Order, is legally authorized to continue trading its shares in Canada.

U.S. holders of the Company’s shares may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

The rules governing “passive foreign investment companies” (“PFICs”) can have adverse effects on U.S. Holders (as defined below in “Material U.S. Federal Income Tax Considerations”) for U.S. federal income tax purposes. Generally, if, for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value of our assets (generally, using a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income (including cash), we would be characterized as a PFIC for U.S. federal income tax purposes. The determination of whether we are a PFIC, which must be made annually after the close of each taxable year, depends on the particular facts and circumstances and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. Our status as a PFIC will depend on the composition of our income and the composition and value of our assets (including goodwill and other intangible assets), which will be affected by how, and how quickly, we spend any cash that is raised in this offering or in any other subsequent financing transaction.

If we are a PFIC, a U.S. Holder would be subject to adverse U.S. federal income tax consequences, such as ineligibility for certain preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. Holder may in certain circumstances mitigate adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a qualified electing fund, or QEF, or, if shares of the PFIC are “marketable stock,” which such term includes the Common Shares, for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. U.S. Holders should be aware that, for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record keeping requirements of a PFIC, or that we will make available to U.S. Holders the information such U.S. Holders require to make a QEF election with respect to us, and as a result, a QEF election may not be available to U.S. Holders. For more information, see the discussion below under “Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Considerations.” You should consult your own tax advisors regarding the potential consequences to you if we were or were to become a PFIC, including the availability, and advisability, of, and procedure for making, QEF elections and mark-to-market elections.

General Risk Factors

The unfavorable outcome of any future litigation, arbitration or administrative action could have a significant adverse impact on our financial condition or results of operations.

From time to time, we are a party to litigation, arbitration, or administrative actions. Our financial results and reputation could be negatively impacted by unfavorable outcomes to any future litigation or administrative actions, including those related to the Foreign Corrupt Practices Act, the U.K. Bribery Act, or other anti-corruption laws. There can be no assurances as to the favorable outcome of any litigation or administrative proceedings. In addition, it can be very costly to defend litigation or administrative proceedings and these costs could negatively impact our financial results.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our securities would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our securities could decrease, which might cause our stock price and trading volume to decline.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In the future, we would lose our foreign private issuer status if (i) more than 50% of our outstanding voting securities are owned by U.S. residents and (ii) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq Capital Market. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We can remain an “emerging growth company” for up to five fiscal years from the completion of our initial public offering in September 2020, although, if we have more than US$1.235 billion in annual revenue, if the market value of our common shares held by non-affiliates exceeds US$700 million as of June 30 of any year, or we issue more than US$1.0 billion of non-convertible debt over a three-year period before the end of that five-year period, we would cease to be an “emerging growth company” as of the following December 31. Investors could find our common shares less attractive if we choose to rely on these exemptions. If some investors find our common shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common shares and our share price may be more volatile. We have elected not to take advantage of the extended transition period allowed for emerging growth companies for complying with new or revised accounting guidance as allowed by Section 107 of the JOBS Act and Section 7(a)(2)(B) of the Securities Act.

We incur significant increased costs as a result of operating as a public company in the United States, and our management is required to devote substantial time to new compliance initiatives.

As a public company in the United States, we incur significant legal, accounting and other expenses that we did not incur previously. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, which requires, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and Nasdaq to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive-compensation-related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five years from the pricing of their initial public offering. We intend to take advantage of this new legislation but cannot assure you that we will not be required to implement these requirements sooner than planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. The increased costs will decrease our net income or increase our consolidated net loss and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Although as a Foreign Private Issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

In order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting. In that regard, on May 18, 2021, we received a notice from Nasdaq indicating that, as a result of not having timely filed our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, we were not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission. Nasdaq required that we submit a plan no later than July 16, 2021 to regain compliance and we have in fact regained compliance with Nasdaq’s listing requirements since then.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with International Financial Reporting Standards.

In connection with the audit of our consolidated financial statements for the years ended December 31, 2022, 2021 and 2020, our independent registered public accountants identified three, six and two material weaknesses, respectively, in our internal control over financial reporting.

We have taken steps to remediate these material weaknesses, and to further strengthen our accounting staff and internal controls, as described above. These measures have only partially remediated the material weaknesses identified in 2022 and 2021 as discussed above. We cannot be certain that other material weaknesses and control deficiencies will not be discovered in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If our efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately on a timely basis or help prevent fraud, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting, cause the market price of our Common Shares to decline, and we could be subject to sanctions or investigations by Nasdaq, the Securities and Exchange Commission, or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Those statements appear in this prospectus and the documents incorporated herein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Forward-looking statements include, but are not limited to, statements about:

●	the size and growth potential of the markets for our products, and our ability to serve those markets;

●	the rate and degree of market acceptance of our products;

●	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

●	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

●	our ability to compete effectively in a competitive industry;

●	our ability to obtain funding for our operations and effectively utilize the capital raised therefrom;

●	our ability to attract collaborators and strategic partnerships;

●	our ability to meet the continued listing requirements and standards of the Nasdaq Capital Market, or Nasdaq;

●	our ability to meet our financial operating objectives;

●	the availability of, and our ability to attract, qualified employees for our business operations;

●	general business and economic conditions;

●	our ability to meet our financial obligations as they become due;

●	positive cash flows and financial viability of our operations and any new business opportunities;

●	our ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents and intellectual property;

●	our ability to be successful in new markets;

●	our ability to avoid infringement of intellectual property rights; and

●	the effects of the global COVID-19 pandemic and the war in Ukraine.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $1,797,959 if the maximum number of Common Shares being offered are sold, after deducting the Placement Agent fees and estimated offering expenses payable by us.

We intend to use the proceeds of this offering for general corporate purposes, which could include future acquisitions, capital expenditures and working capital. Pending these uses, we may invest the net proceeds in short-and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. See “Risk Factors—Risks Related to this Offering and the Ownership of Our Common Shares— Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.”

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2023:

●	on an actual basis;

●	on a pro forma basis to reflect the exercise of 21,031,987 cashless warrants and the issuance of 21,031,987 Common Shares related thereto;

●

on a pro-forma as adjusted basis to give further effect to the issuance and sale by us in this offering of 50,000,000 Common Shares, the maximum number of Common Shares offered by us in this prospectus at the public offering price of $0.045 per Common Share, after deducting the Placement Agent fees and other estimated offering expenses payable by us, and after giving effect to the use of proceeds described herein.

The Pro-forma as adjusted information below is illustrative only. You should read this table together with our financial statements and the related notes incorporated by reference into this prospectus.

	Actual As of March 31, 2023	Pro Forma	Pro-Forma as Adjusted
Cash and cash equivalents	$1,179,694	$1,179,694	$2,977,653
Warrant Liability	$628,765	$628,765	$628,765
Lease Obligations (short and long term)	$838,303	$838,303	$838,303
Total liabilities not included in capitalization	$3,578,242	$3,578,242	$3,578,242
Total Outstanding Long-Term Debt	$-	$-	$-
Stockholders’ Equity
Common shares, no par value: unlimited shares authorized; 62,911,417 shares actual; 83,943,404 shares pro forma; 133,943,404 pro-forma as adjusted	$79,626,690	$83,601,736	$85,399,695
Reserves	$17,933,273	$13,958,227	$13,958,277
Accumulated Other Comprehensive Income (loss)	$98,870	$98,870	$98,870
Shareholders’ Deficit	$(85,401,915)	$(85,401,915)	$(85,401,915)
Total Shareholders’ Equity	$12,256,918	$12,256,918	$14,054,877
Total Capitalization	$12,256,918	$12,256,918	$14,054,877

The number of Common Shares outstanding immediately following this offering is based on 83,943,404 Common Shares outstanding as of June 26, 2023 and excludes:

●	1,506,138 Common Shares issuable upon the exercise of stock options outstanding under our 2016 Stock Option Plan, as amended, with a weighted-average exercise price of $3.53 per share;

●	3,165,000 Common Shares issuable upon the exercise of restricted share units outstanding under the 2016 Stock Option Plan, as amended;

●	10,725,782 Common Shares reserved for future issuance under our 2016 Stock Option Plan, as amended;

●	13,400,084 Common Shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $4.01 per share; and

●	931,507 Common Shares issuable upon the exercise of outstanding investment banker’s warrants with a weighted average exercise price of $4.12 per share;

DILUTION

If you invest in our Common Shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of the Common Share and the pro-forma as adjusted net tangible book value per share of a Common Share immediately after this offering.

Our historical net tangible book value as of March 31, 2023 was $4,775,527 or $0.076 per Common Share. Our historical net tangible book value is the amount of our total tangible assets (Total assets less Intangible Assets and Goodwill) less our liabilities. Historical net tangible book value per Common Share is our historical net tangible book value divided by the number of outstanding Common Shares as of March 31, 2023.

The pro forma net tangible book value of our Common Shares as of March 31, 2023 was $4,775,527, or $0.057 per Common Share. Pro forma net tangible book value per Common Share represents our total tangible assets less our total liabilities, divided by the number of outstanding Common Shares, after giving effect to the pro forma adjustments referenced under “Capitalization.”

After giving effect to the sale of 50,000,000 Common Shares that we are offering at an offering price of $0.045 per Common Share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value on a pro forma as adjusted basis as of March 31, 2023 would have been $0.049 per Common Share. This amount represents an immediate decrease in net tangible book value of $0.008 per Common Share to our existing shareholders and an immediate increase of $0.004 per Common Share to new investors purchasing Common Shares in this offering. We determine dilution by subtracting the pro forma as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a Common Share.

The following table illustrates this dilution:

Public offering price per Common Share	$0.045
Pro-forma net tangible book value per Common Share as of March 31, 2023(1)	$0.057
Decrease per share attributable to this offering(2)	$0.008
Pro-Forma as adjusted net tangible book value per Common Share after this offering(2)	$0.049
Increase per share to new investors in this offering(3)	$0.004

(1)	Pro-form as adjusted net tangible book value is calculated from the following items on the March 31, 2023 (unaudited) financial statements:

Pro-forma Shareholders’ Equity	$12,256,918
Less: Intangible Assets	$7,481,391
Pro-forma net tangible book value at March 31, 2023	$4,775,527
Pro-forma net tangible book value per Common Share at March 31, 2023	$0.057
Pro-forma as adjusted net tangible book value at March 31, 2023	$6,573,486
Number of Common Shares outstanding at March 31, 2023	62,911,417
Total pro-forma Common Shares outstanding at March 31, 2023	83,943,404
Total pro-forma as adjusted Common Shares at March 31, 2023	133,943,404
Pro-forma as adjusted net tangible book value per Common Share at March 31, 2023	$0.049

(2)	Decrease per share attributable to this offering at March 31, 2023 is as follows

Number of Common Shares to be issued in the offering	50,000,000
Total pro-forma Common Shares outstanding at March 31, 2023	83,943,404
Total pro-forma as adjusted Common Shares outstanding at March 31, 2023	133,943,404
Pro-forma net tangible book value per Common Share at March 31, 2023	$0.057
Pro-forma as adjusted net tangible book value per Common Share March 31, 2023 per (1) above	$0.049
Decrease per existing Common Share attributable to this offering	$0.008

(3)	Negative dilution per share to new investors

Offering Price per Common Share	$0.045
Pro-forma as adjusted net tangible book value per Common Share at March 31, 2023	$0.049
Increase per Common Share to new investors in this offering	$0.004

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of all currently outstanding warrants having a per share exercise or conversion price less than the per Common Share offering price to the public in this offering.

The foregoing discussion and table excludes the following:

●	1,506,138 Common Shares issuable upon the exercise of stock options outstanding under our 2016 Stock Option Plan, as amended, with a weighted-average exercise price of $3.53 per share;

●	3,165,000 Common Shares issuable upon the exercise of restricted share units outstanding under the 2016 Stock Option Plan, as amended, with a weighted-average exercise price of $1.05 per share;

●	10,725,7825 Common Shares reserved for future issuance under our 2016 Stock Option Plan, as amended; and

●	13,100,084 Common Shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $3.81 per share;

●	931,507 Common Shares issuable upon the exercise of outstanding investment banker’s warrants with a weighted average exercise price of $4.12 per share;

MANAGEMENT

Directors and Executive Officers

Set forth below is information concerning our directors, executive officers, and other key employees.

Name	Age	Position(s)
Marc Seelenfreund	54	Director; Chief Executive Officer
Gerald Bernstein	60	Chief Financial Officer
Glenn Kennedy	57	Vice President of Sales
Gidi Bracha	48	Vice President of Technology and Product Development
Peter Goldstein	60	Director and Chairman of the Board of Directors
Michael Kron	60	Director
Steven Ospalak	56	Director
Lourdes Felix	55	Director

Marc Seelenfreund

Marc Seelenfreund is the Founder and CEO of Siyata Mobile Inc. since July 2015, when the reverse takeover of Teslin Resources created Siyata Mobile Inc. Marc Seelenfreund has over 20 years’ experience in the telecom and cellular arena as founder of a leading telecom distribution company representing multiple global telecom vendors. From August 2004 to July 2015, he was the CEO of Accel Telecom Inc. a key importer and integrator of advanced telecom equipment into the Israeli telecom market. Accel Telecom Inc’s products and services included importing and distribution of mobile devices, including smartphones and feature phones, integration of cloud software, and distribution and integration of networking equipment including routers and mobile broadband solutions. Marc Seelenfreund received a law degree from Bar Ilan University and is the Chairman of Ono Academic College.

Gerald Bernstein

Gerald Bernstein has been CFO of the Company since July 2016. Mr. Bernstein was previously the VP Finance from July 2015 until June 2016 of Pazazz Printing Inc. a printing and fulfillment service to ensure a seamless flow throughout projects including printing, graphic design, direct marketing, fulfillment and logistics. Previously, Mr. Bernstein served as the VP Finance from July 2013 until February 2015 of Amcor Holdings Inc., an international real estate development and management company. From September 2003 until July 2015, Mr. Bernstein was a self-employed certified public accountant consultant, working on various mandates in mortgage financing, tax planning, turnaround, process re-engineering and private equity due diligence. Mr. Bernstein holds a Bachelor of Commerce Degree and a Graduate Diploma in Public Accountancy from McGill University. Mr. Bernstein has been a member of the Canadian Institute of Chartered Professional Accountants since 1987.

Glenn Kennedy

Glenn Kennedy has over 25 years of sales experience in the telecommunications industry where he has managed sales nationally for Motorola Canada, HTC Communications Canada and Sonim Technologies; Glenn Kennedy is the VP Sales of Siyata Mobile Inc. since January 2017 including product certification, sales training and education to the marketplace. Previously Mr. Kennedy served as the Director of Carrier Sales for Sonim Technologies working exclusively on the Rogers Wireless account from October 2015 until December 2016. Mr. Kennedy was the National Account Manager for HTC Communications Canada, working exclusively on the Bell Mobility account from August 2011 until August 2015. From April 2003 until May 2011, Mr. Kennedy was the National Account Manager for Motorola Mobility, working specifically on the Telus account. Mr. Kennedy has earned a Bachelor of Arts with Honors in Business Administration from the Richard Ivey School of Business at the University of Western Ontario.

Gidi Bracha

Gidi Bracha served as a VP of Technology since 2011 and has spearheaded the development of Siyata’s various cellular products. Mr. Bracha has over 15 years of technological experience in the telecommunications industry. Mr. Bracha has served in various key positions at Cellcom, Israel’s leading cellular provider, including Head of Car Mobility Products and as a Director of Type Approvals. Mr. Bracha has served as an engineer in the Anti-Aircraft division of the air force in the IDF. Mr. Bracha holds a bachelor’s degree in Engineering and Business Management from the University of Derby.

Peter Goldstein

Mr. Goldstein has over 30 years of diverse and global entrepreneurial, client advisory and capital market experience and a successful track record in leading and building companies in the capital markets. Mr. Goldstein is experienced with mergers and acquisitions, strategic planning and transaction structuring. In 2006, Mr. Goldstein founded Grandview Capital Partners, Inc. where he continues to serve as chairman and chief executive officer to this date. He is the chief executive officer of Exchange Listing, LLC, which he founded in 2018. He has been a member of the Board of Directors of Advanced Health Intelligence Ltd. (Nasdaq: AHI) since June 2022. From 2013 to 2015 he served in various roles, including as a director, interim president and chief financial officer of American Patriot Brands, Inc. In 2012 he co-founded Staffing 360 Solutions, Inc., where he served in various roles, including chairman of the board of directors and principal financial officer until 2014. He received his master’s degree in international business from the University of Miami.

Michael Kron

Michael Kron combines over twelve years in the communications industry. Mr. Kron has been the director of the Company and Chair of the Audit Committee since July 27, 2015. Since May 2017, Mr. Kron has been the Chairman and CEO of AnywhereCommerce Inc., a mobile payments company. Previously, he held the role of CFO at Anywhere Commerce Inc. since June 2008. He has been an independent director, chair of the Audit Committee and member of the Compensation and Governance Committees of Spetz Inc. (CSE:SPTZ), a multinational technology company that operates Spetz, a global online, AI-powered marketplace platform, as of June 2021. He has been the Executive Chairman and Chief Executive Officer of Firstpayment, Inc. (CSE:FPINC), a company that provides a platform that allows retailers to accept payments in bitcoin from consumers since June 2021. He has also been a director and Chief Executive Officer of 3634205 Canada Inc., a private holding company and personal consulting company, since February 1999, and a director and Chief Executive Officer of 4361423 Canada Inc., a private patent holding company, since July 2006. He is a Chartered Professional Accountant and has a B.Com. from Concordia University.

Stephen Ospalak

Stephen Ospalak combines 25 years in various capacities around the globe with the telecom and technology sector organizations. Currently SVP Marketing & Operations at BMG Inc., a boutique global consulting firm assisting CEOs, Boards, and various investment institutions. At BMG, Mr. Ospalak served as interim: CEO for AiTelecom (Mexican Sat Com operator) where he oversaw all aspects of company; human capital, finance, sales, marketing, products and services. Mr. Ospalak was Global Integration Officer for Virgin Management Inc. (London, UK) in the capacity as oversaw operations. Focus: alignment, best practices, cost saving. Built and matured intra company relationships, furthered global business initiatives (Cable – FTTH & HSPA/LTE). Streamlined Intercompany global purchasing, reduced mobile device portfolio costs, established acquisition standards. Canadian VP & Board Advisor for Brightstar /Softbank (Miami) in the capacity as BOD as the Acting Vice President / Advisor for the Canadian Market and as SVP Operations at Iusacell (now AT&T) (Mexico City).

Previously, Mr. Ospalak served at TELUS Communications Inc. a public national quad play telecom and media services provider as Vice President of Products and Services leading an international group developing, delivering, and managing a large product/services portfolio that consisted of a $US 2B annual spend. He was responsible for all activities related to Mobile & CPE Subscriber Products including definition, specifications, design, purchase, build, test, deployment, market & product definition, capital spend, budgets, field customer service, operations, software, & hardware (LTE, HSPA, FTTH, WiFi, POTS, ADSL). Mr. Ospalak received a Bachelor of Science from the University of Toronto and an Honors Bachelor of Commerce from the University of Windsor.

Lourdes Felix

Lourdes Felix is a corporate finance executive offering over fifteen years of combined experience in public accounting and in the private sector in building, leading, and advising corporations through complex restructurings. Ms. Felix has also been a director and Chairwoman of the Compensation Committee of Avalon Globocare Corp. (Nasdaq: ALBT), a clinical-stage, vertically integrated, leading CellTech bio-development company, since January 2023. Ms. Felix has been instrumental in assisting in capital procurement and implementing an audit committee. She is thoroughly experienced in guiding troubled companies to greater efficiency and profitability. Ms. Felix has acquired expertise in securities laws and knowledge of SOX requirements. She has worked with private and public SEC reporting companies. Ms. Felix was previously the controller for a mid-size public accounting firm for over seven years and was responsible for the operations and financial management of regional offices. Her experience includes a wide variety of industries including advertising, marketing, non-profit organizations, medical practices, mortgage banking, manufacturing and SEC reporting companies. She has assisted companies with documented contributions leading to improved financial performance, heightened productivity, and enhanced internal controls. Ms. Felix has been a Director of BioCorRx Inc. since March 7, 2013. Ms. Felix was appointed Chief Executive Officer of BioCorRx on November 9, 2020 and became Chief Financial Officer of BioCorRx on October 1, 2012. Ms. Felix was President of BioCorRx from February 26, 2020 until she resigned upon her appointment as CEO on November 9, 2020. Ms. Felix is very active in the Hispanic community and speaks fluent Spanish. Ms. Felix holds a Bachelor of Science degree in Business Management and Accounting from University of Phoenix.

Board Diversity Matrix

Board Diversity (As of June 26, 2023)
Country of Principal Executive Offices:	Canada
Foreign Private Issuer:	Yes
Disclosure Prohibited Under Home Country Law:	No
Total Number of Directors:	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction	1	4		5
LGBTQ+
Did Not Disclose Demographic Background	1	4

Family Relationships

None of our directors or executive officers has a family relationship.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Board of Directors Structure

Our board of directors currently consists of five directors of which three of our directors have been determined to be “independent” within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and meet the criteria for independence set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Our articles provide that, so long as we are a public company, the board of directors must be composed of the greater of three members and the number set by ordinary resolution of our shareholders, which was set at five members. Our directors serve until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Insider Participation Concerning Executive Compensation

No executive officer of the Company is involved in determinations regarding executive officer compensation.

Committees of the Board of Directors

We have established three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which acts pursuant to a charter governing the authority and responsibility of each committee. We have determined that Stephen Ospalak, Michael Kron and Lourdes Felix will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Michael Kron, Stephen Ospalak, and Lourdes Felix. Michael Kron is the chairperson of our audit committee. Our board also has determined that Michael Kron qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. We follow home country rules with respect to the composition and responsibilities of our compensation committee. Our compensation committee consists of Lourdes Felix, Stephen Ospalak and Michael Kron. Lourdes Felix is the chairperson of our compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. We follow home country rules with respect to the composition and responsibilities of our nominating and corporate governance committee. Our nominating and corporate governance committee consists of Stephen Ospalak, Michael Kron, and Lourdes Felix. Stephen Ospalak is the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee are responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors has adopted a “Code of Ethical Conduct”. See Item 16B. The Siyata Code of Ethical Conduct establishes standards of desired behaviors that apply to directors, senior management, all employees and contract workers, including the responsibility to be truthful, respect others, comply with laws, regulations and our policies, and engage in sales practices that are fair and not misleading.

The board annually reviews the Code of Ethical Conduct and closely collaborates with management to set the tone from above and promote a strong governance culture that influences Siyata at every level and across our business. Our Code of Ethical Conduct sets out fundamental principles that guide the board in its deliberations. It creates a frame of reference for properly addressing sensitive and complex issues, requiring directors, senior management, and all employees and contract workers to report misconduct. Siyata encourages an open and transparent environment where team members can speak up and raise concerns without any form of retaliation.

EXECUTIVE COMPENSATION

Summary Compensation Table - Years Ended December 31, 2022 and 2021

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

	Salary	Bonus	Option Awards(1)	Total
Gerald Bernstein	$253,038	$50,000	$212,856	$515,894
Marc Seelenfreund(2)	$329,904	$100,000	$1,229,033	$1,658,937
Gidi Bracha	$218,500	$20,800	$156,205	$395,505
Glenn Kennedy	$133,712	$8,895	$38,636	$181,243
Total	$935,154	$179,695	$1,636,730	$2,771,579

(1)	Represents the aggregate grant date fair value computed in accordance with IFRS 2 Share-based payments. The price for each amount is based on the closing price of the trading price of our shares on the NASDAQ on the date of grant.
(2)	Includes 1,800,000 restricted share units that vest over three years that were issued on March 9, 2022.

Employment Agreements

Marc Seelenfreund, Chief Executive Officer

Effective July 1, 2018, the Company entered into a consulting agreement with BSD Ltd. and Marc Seelenfreund, or the Seelenfreund Consulting Agreement, pursuant to which Marc Seelenfreund, as Chief Executive Officer, will be paid an initial base salary approximately $300,000. The Seelenfreund Consulting Agreement also contains change of control provisions such that if the Seelenfreund Consulting Agreement is terminated by us without good cause or Marc Seelenfreund is constructively dismissed within six months of a change of control, Marc Seelenfreund will receive a lump-sum payment equal to 36 months’ worth of salary in addition to the continuing payment of a quarterly bonus equal to 5% of the Company’s EBITDA for three years following the termination or constructive dismissal, as applicable. In the event of a hostile change of control, Marc Seelenfreund will be entitled to elect to terminate the Seelenfreund Consulting Agreement and will thereafter be entitled to receive a lump-sum payment equal to 36 months’ worth of salary in addition to the continuing payment of a quarterly bonus equal to 5% of the Company’s EBITDA for three years following the election. In July 2019, the Seelenfreund Consulting Agreement was assigned to BASAD Partners Ltd.

Effective November 1, 2020, the Company entered into a consulting agreement with Mr. Seelenfreund, or the Seelenfreund Director Service Agreement, pursuant to which Mr. Seelenfreund, as a member of the Board of Directors, will be paid an initial base salary of approximately $40,000 and granted 100,00 Common Share options that vest quarterly over a two-year period. The Seelenfreund Director Service Agreement also contains change of control provisions such that if there is a change of control, Mr. Seelenfreund’s stock option vesting will be accelerated.

Effective March 9, 2022, granted 1,800,000 RSU’s to Marc Seelenfreund that vest quarterly over three years with the first vesting as at the date of the grant.

Effective November 1, 2022, Siyata amended the consulting agreement with Marc Seelenfreund pursuant to which Marc Seelenfreund, as an officer of the Company will be paid an annual fee of $360,000. The term of the amended agreement is effective November 1, 2022 and expires on January 1, 2025. The consulting agreement has been re-assigned to BSD Capital Partners Ltd.

Gerald Bernstein, Chief Financial Officer

Effective July 1, 2018, we entered into an amended and restated employment agreement with Gerald Bernstein, or the Bernstein Employment Agreement, pursuant to which Gerald Bernstein, as CFO, will be paid an initial base salary of $102,790 ($140,000 CAD) per year. The Bernstein Employment Agreement also contains change of control provisions such that if the Bernstein Employment Agreement is terminated without good cause by us or Gerald Bernstein is constructively dismissed within six months of a change of control, Gerald Bernstein will receive a lump-sum payment equal to two years’ worth of salary.

Effective November 1, 2020, we entered into an amended and restated employment agreement with Mr. Bernstein, or the Bernstein Employment Agreement, pursuant to which Mr. Bernstein, as Chief Financial Officer, will be paid an initial base salary of $225,000 per year on a three- year term. The Bernstein Employment Agreement also contains change of control provisions such that if the Bernstein Employment Agreement is terminated without good cause by us or Mr. Bernstein is constructively dismissed within six months of a change of control, Mr. Bernstein will receive a lump-sum payment equal to two years’ worth of salary. Effective November 1, 2020, Siyata entered into a two-year employment with Gerald Bernstein, pursuant to which Gerald will continue to be the Chief Financial Officer and will be paid an annual base salary of $CAD300,000. Additionally, Gerald Bernstein was granted 29,000 stock options, to vest over 24-month period in 8 equal tranches beginning on the date of the grant, at $6.00 per share with an expiry date of 5 years from the date of granting. In addition, on January 2, 2021, Gerald Bernstein was granted 1,000 stock options, to vest over 24-month period in 8 equal tranches beginning on the date of the grant, at $11.50 per share with an expiry date of 5 years from the date of granting.

Effective April 13, 2022, Gerald was granted 300,000 RSU’s that vest quarterly over three years with the first vesting as at the date of the grant. Gerald’s contract is now on a month-to-month basis on the same terms and conditions.

Glenn Kennedy, Vice President of Sales (North America)

Effective November 26, 2018, we entered into a consulting agreement with Glenn Kennedy, or the Kennedy Consulting Agreement, pursuant to which Glenn Kennedy, as Vice President of Sales, North America, will be paid an annual fee of CAD$150,000. According to the terms of the Kennedy Consulting Agreement, Mr. Kennedy received commission of 1.5% on all North American sales of our products exceeding CAD$5,000,000 but less than CAD$18,500,00, and commission of 0.75% on sales exceeding CAD$18,500,000. Effective January 1, 2021, the Kennedy Consulting Agreement was amended to update the commission rates to be paid to Mr. Kennedy in connection with the sales of our products. Pursuant to the amendment, Mr. Kennedy will receive commission of 1.5% of the gross sales of the UV350 and CP250 devices in Canada, in international markets other than the U.S. and Israel, and to MSI, other than in Israel. Mr. Kennedy will also receive commission of 1.5% of the gross sales of boosters to Canadian carriers, International Carriers and Motorola worldwide, and 0.25% of gross sales of boosters, UV350 and CP250 devices to U.S. carriers. The Kennedy Consulting Agreement can be terminated without good cause by either us or Mr. Kennedy upon 90 days’ notice.

Effective January 1, 2021, we entered into an addendum # 1 to the consulting agreement of Glenn Kennedy dated November 18, 2018, whereby the agreement is renewed for a further term of two years commencing on January 1, 2021 and expiring on December 31, 2022. The base fee will remain at $150,000 CAD per annum. The commission will be all of (i) 1.5% of gross sales of the UV350 and the CP250 in any of Canada, international markets, outside of the USA and Israel, and to Motorola worldwide (other than Motorola Israel). (ii) 1.5% of the gross sales of Boosters sold to Canadian Carriers, International carriers and Motorola worldwide, (iii) 0.25% of gross sales of boosters to the US carrier and UV350 and CP250 devices to U.S. carriers.

Effective April 13, 2022, Glenn Kennedy was granted 90,000 stock options with a $1.10 exercise price that vest quarterly over three years with the first vesting as at the date of the grant.

Effective July 12, 2022, 2022, Glenn Kennedy was granted 90,000 stock options with a $1.10 exercise price that vest quarterly over three years with the first vesting as at the date of the grant.

Effective January 1, 2023, we entered into an addendum # 2 to the consulting agreement of Glenn Kennedy dated November 18, 2018, whereby the agreement is renewed for a further term of three years commencing on January 1, 2023 and expiring on December 31, 2025. The base fee will remain at $165,000 CAD per annum. The commission will be all of (i) 1.5% of gross sales of the UV350, CP250, SD7, SD7+, SD8and VK7 Devices (in any of Canada, international markets, outside of the USA and Israel, and to Motorola worldwide (other than Motorola Israel). (ii) 1.5% of the gross sales of Boosters sold to Canadian Carriers, International carriers and Motorola worldwide, (iii) 0.25% of gross sales of boosters to the US carrier and UV350, CP250, SD7, SD7+, SD8 and VK7 devices to U.S. carriers.

Gidi Bracha, Vice President of Technology and Product Development

Effective January 1, 2020, we entered into a consulting agreement with Gidi Bracha, or the Bracha Consulting Agreement, pursuant to which Gidi Bracha, as Vice President of Technology and Product Development, will be paid an annual fee of $194,000. Additionally, Mr. Bracha will receive a car allowance of $20,000. The Bracha Consulting Agreement can be terminated without good cause by either us or Mr. Bracha upon 90 days’ notice.

Effective July 12, 2022, 2022, Gidi Bracha was granted 150,000 stock options with a $1.10 exercise price that vest quarterly over three years with the first vesting as at the date of the grant.

Effective July 12, 2022, 2022, Gidi Bracha was granted 150,000 RSU’s that vest quarterly over three years with the first vesting as at the date of the grant.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan or other retirement benefits.

Outstanding Equity Awards at Fiscal Year-End

2022 Outstanding Option Awards at Fiscal Year Ended

Name	Number of securities underlying unexercised options (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price $USD	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Marc Seelenfreund	95,000	0	$6.00	15-Nov-25	0	0	0	0
	8,138	0	$58.88	21-Mar-24	0	0	0	0
	5,000	0	$11.50	2-Jan-26	0	0	0	0
	1,800,000	1,200,000	N/A	N/A	1,200,000	$183,600	1,200,000	$183,600
	1,908,138	1,200,000			1,200,000	183,600	1,200,000	183,600
Gerald Bernstein	300,000	225,000	N/A	N/A	225,000	34,425	225,000	34,425
	29,000	0	$6.00	15-Nov-25	0	0	0	0
	2,483	0	$53.53	24-Dec-23	0	0	0	0
	1,000	0	$11.50	2-Jan-26	0	0	0	0
	332,483	225,000			225,000	34,425	225,000	34,425
Glenn Kennedy	90,000	67,500	$1.10	12-Jul-27	67,500	0	67,500	0
	90,000	67,500	$1.10	13-Apr-27	67,500	0	67,500	0
	4,000	0	$6.00	15-Nov-25	0	0	0	0
	6,000	0	$11.50	18-Jan-26	0	0	0	0
	190,000	135,000			135,000	0	135,000	0
Stephen Ospalak	1,724	0	$53.53	24-Dec-23	0	0	0	0
	20,000	0	$6.00	15-Nov-25	-	-	-	-
	90,000	0	N/A	N/A	0	0	0	0
	111,724	0			0	0	0	0
Gidi Bracha					-	-	-	-
	150,000	112,500	N/A	N/A	112,500	17,212	112,500	17,212
	150,000	112,500	$1.10	13-Apr-27	112,500	0	112,500	0
	20,000	0	$6.00	15-Nov-25	0	0	0	0
	2,483	0	$58.88	21-Mar-23	0	0	0	0
	322,483	225,000			225,000	17,212	225,000	17,212
Michael Kron	1,724	0	$53.53	24-Dec-23	0	0	0	0
	20,000	0	$6.00	15-Nov-25	-	-	-	-
	90,000	0	N/A	N/A	0	0	0	0
	111,724	0			0	0	0	0
Peter Goldstein	20,000	0	$6.00	15-Nov-25	-	-	-	-
	180,000	0	N/A	N/A	0	0	0	0
	200,000	0			0	0	0	0
Lourdes Felix	20,000	0	$4.00	15-Nov-25	0	0	0	0
	90,000	0	N/A	N/A	0	0	0	0
	110,000	0			0	0	0	0

Non-Employee Director Compensation

The table below sets forth the compensation paid to our non-employee directors during the fiscal year ended December 31, 2022.

Name	Salary	Bonus	Option Awards	Total
Steve Ospalak	$87,000	$20,000.00	$122,560.00	$229,560
Michael Kron	$99,333	$20,000.00	$122,560.00	$241,893
Peter Goldstein	$81,083	$30,000.00	$122,560.00	$233,643
Lourdes Felix	$96,067	$15,000.00	$122,560.00	$233,627
Total	363,483	$85,000.00	$490,240.00	$938,723

Stephen Ospalak, Director (Independent)

Effective November 1, 2020, Siyata entered into a two-year consulting agreement with Stephen Ospalak, or, the Ospalak Consulting Agreement, pursuant to which Stephen Ospalak, as a member of the Board of Directors, will be paid an annual fee of $37,000. Additionally, Stephen Ospalak was granted 20,000 stock options, to vest over 24-month period in 8 equal tranches beginning on the date of the grant, at $6.00 per share with an expiry date of 5 years from the date of granting.

Effective March 9, 2022, Siyata amended the consulting agreement with Stephen Ospalak, or, the Amended Ospalak Consulting Agreement, pursuant to which Stephen Ospalak, as a member of the Board of Directors, will be paid an annual fee of $97,000. Additionally, Stephen Ospalak was granted 90,000 restricted stock units, RSU’s, to vest immediately. The term of the amended agreement is effective March 9, 2022 and expires on March 8, 2024.

Michael Kron, Director (Independent)

Effective November 1, 2020, Siyata entered into a two-year consulting agreement with Michael Kron, or, the Kron Consulting Agreement, pursuant to which Michael Kron, as a member of the Board of Directors, will be paid an annual fee of $53,000. Additionally, Michael Kron was granted 20,000 stock options, to vest over 24-month period in 8 equal tranches beginning on the date of the grant, at $6.00 per share with an expiry date of 5 years from the date of granting.

Effective March 9, 2022, Siyata amended the consulting agreement with Michael Kron, or, the Amended Kron Consulting Agreement, pursuant to which Michael Kron, as a member of the Board of Directors, will be paid an annual fee of $99,000. Additionally, Michael Kron was granted 90,000 restricted stock units, RSU’s, to vest immediately. The term of the amended agreement is effective March 9, 2022 and expires on March 8, 2024.

Lourdes Felix, Director (Independent)

Effective October 29, 2021, Siyata entered into a two-year consulting agreement with Lourdes Felix, pursuant to which Lourdes Felix, as a member of the Board of Directors, will be paid an annual fee of $43,200. Additionally, Lourdes Felix was granted 20,000 stock options, to vest over a 24-month period in 8 equal tranches beginning on the date of the grant, at $4.00 per share with an expiry date of 5 years from the date of granting.

Effective March 9, 2022, Siyata amended the consulting agreement with Lourdes Felix, or, the Amended Kron Consulting Agreement, pursuant to which Lourdes Felix, as a member of the Board of Directors, will be paid an annual fee of $98,000. Additionally, Lourdes Felix was granted 90,000 restricted stock units, RSU’s, to vest immediately. The term of the amended agreement is effective March 9, 2022 and expires on March 8, 2024.

Equity Incentive Plan

On January 6, 2022, our board of directors approved an amended and restated equity incentive plan (the “Plan”), which has replaced our previous stock option plan in its entirety. The shareholders of the Company subsequently approved a further amended Plan on February 14, 2022. The Plan permits the Corporation to issue stock options and restricted share units (“RSUs”) to eligible directors, officers, employees, and consultants of the Company. The maximum number of Common shares issued under the Plan, together with any other securities-based compensation, may not exceed 15% of the number of the issued and outstanding Common shares on a fully diluted basis.

Stock options are exercisable for Common shares. The exercise price of each stock option shall not be less than the market price of the Common shares at the date of grant. Options can have a maximum term of ten years and typically terminate 30 days following the termination of the optionee’s employment or engagement, except in the case of retirement or death. Vesting of options is at the discretion of our board of directors at the time the options are granted.

RSUs are redeemable for Common shares, a cash amount in lieu thereof, or a combination of Common shares and cash. RSUs typically terminate on the termination of the RSU holder’s employment or engagement, except in the case of retirement or death. Vesting of options is at the discretion of the Corporation’s board of directors at the time the options are granted. In the event of a change of control, RSUs will immediately vest and be settled for Common shares, a cash amount in lieu thereof, or a combination of Common shares and cash.

As of June 26, 2023, the number of Common Shares reserved for the exercise of awards granted under the Plan was 10,025,111. In addition, options to purchase 1,506,138 Common Shares were issued and outstanding, out of which options to purchase 839,596 Common Shares were vested as of that date, with an average exercise price of $3.53. Exercise prices in CAD$ are translated into U.S. dollars at the rate of CAD$1.315 = U.S.$1.00, based on the closing rate of exchange between the CAD$ and the U.S. dollar as reported by Bank of Canada on June 26, 2023. In addition, restricted share units to purchase 3,165,000 Common Shares were issued and outstanding out of which restricted share units to purchase 1,751,251 common Shares were vested as of that date.

Under the Plan, the maximum number of Common Shares reserved for issuance may not exceed 15% of the total number of issued and outstanding Common Shares on a fully diluted basis at the time of granting.

Our Plan was adopted by our board of directors on January 6, 2022 and was approved by our shareholders at our annual general and special meeting on February 14, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as disclosed below, and except for the regular salary and bonus payments made to our directors and officers in the ordinary course of business as described in “Executive Compensation,” there have been no transactions since January 1, 2020, or any currently proposed transaction or series of similar transactions to which the Company was or is to be a party, in which the amount involved exceeds USD$120,000 and in which any current or former director or officer of the Company, any 5% or greater shareholder of the Company or any member of the immediate family of any such persons had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Loan to Mr. Seelenfreund

On April 1, 2019 the Company and BSD Capital Ltd, an entity controlled by Marc Seelenfreund, the CEO and a Director of the Company, entered into a Loan Agreement, whereby the Company issued a promissory note in the amount of USD$ 200,000 to BSD Capital Ltd (the “Promissory Note”). This promissory note is due in five years with interest charged at the rate of 7% per annum payable quarterly. There are no principal repayment requirements until the end of the term when a balloon payment of the principal balance is required.

On January 1, 2020 the Company, BSD Capital Ltd., and Basad Partners Ltd. entered into an assignment and amending agreement whereby BSD Capital Ltd assigned its right, title and interest in Basad Partners Ltd. in the Promissory Note and that the interest rate of the note shall be increased to 12.5% per annum. The loan was repaid on May 23, 2021.

Purchase of Units by Marc Seelenfreund

Marc Seelenfreund, the CEO and director of the Company, purchased an aggregate of 360,000 in a private placement in Canada that closed in August 2020 in for aggregate consideration of CDN$36,000 connection with the Company’s August 2020 financing.

Consulting Agreements with Peter Goldstein

Effective November 1, 2020, Siyata entered into a two year consulting agreement with Peter Goldstein, or, the Goldstein Consulting Agreement, pursuant to which Peter Goldstein, as Chair of the Board of Directors, will be paid an annual fee of $42,000. Additionally, Peter Goldstein was granted 20,000 stock options, to vest over 24 month period in 8 equal tranches beginning on the date of the grant, at $6.00 per share with an expiry date of 5 years from the date of granting.

Effective March 9, 2022, Siyata amended the consulting agreement with Peter Goldstein, or, the Amended Goldstein Consulting Agreement, pursuant to which Peter Goldstein, as Chair of the Board of Directors, will be paid an annual fee of $97,000. Additionally, Peter Goldstein was granted 180,000 restricted stock units, RSU’s, to vest immediately. The term of the amended agreement is effective March 9, 2022 and expires on March 8, 2024.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Shares as of June 26, 2023 for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding Common Shares, assuming that we sell the maximum number of Common Shares being offered.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our Common Shares held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of June 26, 2023 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person. The share ownership numbers after the offering for the beneficial owners indicated below exclude any potential purchases that may be made by such persons in this offering.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Siyata Mobile Inc., 1751 Richardson Street, Suite #2207, Montreal, Quebec H3K-1G6, Canada; telephone 514-500-1181.

	Common Shares Beneficially Owned Prior to this Offering(1)			Common Shares Beneficially Owned After this Offering(2)
Name of Beneficial Owner	Shares		%	Shares	%
Marc Seelenfreund, CEO and Director	1,931,311	(3)	2.3%	3,731,311	2.8%
Gerald Bernstein, Chief Financial Officer	332,495	(4)	*	332,495	*
Glenn Kennedy, VP of Sales	190,000	(5)	*	190,000	*
Gidi Bracha, VP of Technology and Product Development	322,483	(6)	*	322,483	*
Peter Goldstein**, Director and Chairman of the Board of Directors	240,000	(7)	*	240,000	*
Stephen Ospalak	111,725	(8)	*	111,725	*
Michael Kron	112,852	(9)	*	112,852	*
Lourdes Felix***	110,000	(10)	*	110,000	*
All executive officers and directors (8 persons above)	3,350,866		4.0%	5,150,866	3.85%
5% or Greater Shareholders:
N/A	-		-	-	-

*	Less than 1%.
**	Peter Goldstein became a Director effective November 1, 2020 and became Chairman of the Board of directors effective February 23, 2021.
***	Lourdes Felix became a Director effective October 29, 2021.

(1)	Based on 83,943,404 Common Shares issued and outstanding as of June 26, 2023.

(2)	Based on 133,943,404 Common Shares issued and outstanding after this offering assuming that we sell the maximum number of Common Shares being offered.

(3)	Represents 108,138 options convertible to Common Shares and 1,800,000 Restricted shares units convertible to Common Shares, 1,800,000 Common Shares purchased in this Offering and 23,173 Common Shares held by Mr. Seelenfreund.

(4)	Represents 32,483 options and 300,000 Restricted Share Units both convertible to Common Shares plus 12 Common Shares all held by Mr. Bernstein.

(5)	Represents 190,000 options convertible to Common Shares held by Mr. Kennedy.

(6)	Represents 172,483 options and 150,000 Restricted Share Units both convertible to Common Shares held by Gidi Bracha.

(7)	Represents 20,000 options and 180,000 Restricted Share Units both convertible to Common shares held by Peter Goldstein as well 40,000 Common Shares that is held by a Company under his control.

(8)	Represents 21,724 options and 90,000 Restricted Share Units both convertible to Common Shares held by Mr. Ospalak as well as 1 Common Share.

(9)	Represents 21,724 options and 90,000 Restricted Share Units both convertible to Common Shares held by Mr. Kron as well as 1,128 Common Shares.

(10)	Represents 20,000 options and 90,000 Restricted Share Units both convertible to Common Shares held by Ms. Felix.

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

DESCRIPTION OF SECURITIES

General

The following description of our share capital and provisions of our articles are summaries and do not purport to be complete. Reference is made to our articles, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as the “articles”).

Securities Offered in this Offering

This is an offering of our Common Shares.

Our Common Shares are listed on the Nasdaq Capital Market and currently trade under the symbols “SYTA.”

All of our issued and outstanding Common Shares are fully paid and non-assessable. Our Common Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Common Shares will not receive a certificate in respect of such Common Shares. Our shareholders who are non-residents of British Columbia may freely hold and vote their Common Shares.

We are authorized to issue an unlimited number of Common Shares with no par value per share. Subject to the provisions of the Business Corporations Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Common Shares. No share may be issued at a discount except in accordance with the provisions of the Business Corporations Act. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

On September 20, 2020, the Company consolidated our issued and outstanding Common Shares on a 145-to-1 basis.

Prior Warrants

Overview. Our Prior Warrants were listed on the Nasdaq Capital Market and currently trade under the symbols “SYTAW.” The Prior Warrants are not a part of this offering.

The following summary of certain terms and provisions of the Prior Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us and the Warrant Agent, and the form of Prior Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agency agreement, including the annexes thereto, and form of Prior Warrant.

The Prior Warrants entitle the registered holder to purchase Common Shares at a price equal to $6.85 per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of the public offering in September, 2020.

The exercise price and number of Common Shares issuable upon exercise of the Prior Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Prior Warrants will not be adjusted for issuances of Common Shares at prices below its exercise price.

Exercisability. The Prior Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Prior Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Prior Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Shares issuable upon exercise of the Prior Warrants until the expiration of the warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the Common Shares issuable upon exercise of the Prior Warrants, the holders of the Prior Warrants shall have the right to exercise the Prior Warrants solely via a cashless exercise feature provided for in the Prior Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Prior Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Shares after exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole Common Share purchasable upon exercise of the Prior Warrants is no less than 100% of public offering price of the units that were previously offered by the Company. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional Common Shares will be issued upon exercise of the Prior Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will round up or down, as applicable, to the nearest whole share.

Transferability. Subject to applicable laws, the Prior Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate. The Prior Warrants were issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Prior Warrants were initially represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Prior Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Prior Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Prior Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Prior Warrant holders do not have the rights or privileges of holders of Common Shares or any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the Prior Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Governing Law. The Prior Warrants and the warrant agency agreement are governed by New York law.

Other Securities

On September 29, 2020 the Company completed an initial public offering of 2,100,000 units (the “Units”) at $6.00 per unit for gross proceeds of $12,600,00. Each Unit consisting of one Common Share and one tradeable warrant to purchase one Common Share. Each warrant has an exercise price of $6.85 per share, is exercisable immediately and will expire five (5) years from the date of issuance. The Common Shares and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering. The Common Shares using the residual value approach were valued at $4.73 per share and each warrant was valued at $1.27 per warrant. Share issuance costs related to the initial public offering was $2,810,274 including 113,500 underwriter warrants exercisable at $6.60 per share, with a Black Scholes Value of $315,796, and underwriter overallotment 266,000 tradeable warrants with an exercise price of $6.85 with a Black Scholes Value of $335,160.

On October 27, 2021, we entered into a securities purchase agreement with Lind Global Partners II, LP, an investment fund managed by The Lind Partners, a New York City-based institutional fund manager (“Lind”), relating to the purchase and sale of a senior secured convertible note (the “Lind Partners Note”) for gross proceeds of $6,000,000 (the “Securities Purchase Agreement”). While the Lind Partners Note was repaid in full on November 14, 2022, the Securities Purchase Agreement pursuant to which Lind Partners acquired the Lind Notes prohibited the Company from entering into any Prohibited Transactions (as defined) without Lind Partner’s prior written consent until thirty days after such time as the Lind Note had been repaid in full and/or had been converted into Common Shares. Because the Company issued Common Shares and pre-funded warrants in a registered offering and issued Common Share purchase warrants in a concurrent private offering, both of which closed on October 12, 2022, Lind Partners waived such Prohibited Transaction provision in consideration of participating in that offering and receiving without payment therefor Common Share purchase warrants in the private placement to acquire up to 1,739,130 Common Shares at an exercise price of $0.23 per Common Share (the “Lind Waiver Warrants”). Lind did not exercise any of the said Lind Waiver Warrants pursuant to the Warrant Exercise Agreement. The Common Shares underlying the Lind Waiver Warrant have been registered on a registration statement of the Company on Form F-1, filed with the SEC on February 15, 2023, amended by Amendment No.1 to the registration statement on Form F-1/A, as filed with the SEC on March 27, 2023, and declared effective with the SEC on March 30, 2023.

On January 11, 2022, the Company completed an underwritten public offering of 8,695,652 Common Shares (or pre-funded warrants to purchase Common Shares in lieu thereof) and accompanying warrants to purchase up to 8,695,652 Common Shares. Each Common Share (or pre-funded warrant in lieu thereof) was sold together with one common warrant at a combined effective offering price of $2.30. In addition, the Company issued 1,480,000 pre-funded units (“2022 Pre-Funded Units”) at $2.29 per 2022 Pre-Funded Unit. Each 2022 Pre-Funded Unit is comprised of a one-pre-funded warrant (a “2022 Pre-Funded Warrant”) to purchase one Common Share, and one warrant to purchase one Common Share. The 2022 Pre-Funded Warrant allows the holder to acquire one Common Share of the Company at an exercise price of $0.01 per Common Share, and a warrant to purchase a Common Share at an exercise price of $2.30 per share. The Company also issued warrants to the placement agents to purchase 434,783 Common Shares at an exercise price of $2.53 per share (the “Placement Agent Warrants”), which are exercisable 180 days from January 11, 2022, with a term of five years. The fair value of the Placement Agent Warrants was determined to be $307,189 using the Black-Scholes model with the following assumptions: initial stock price $1.73, strike rate $2.53, dividend yield 0%, term 5 years, volatility 60.0% and risk-free rate 0.50%.

On October 13, 2022, the Company closed a $4.0 million underwritten registered direct offering. The Company previously entered into a securities purchase agreement with certain institutional investors to purchase approximately 15,810,000 Common Shares and 1,590,000 pre-funded warrants. In a private placement, which was consummated concurrently with the offering, the Company issued warrants to purchase up to an aggregate of 17,400,000 Common Shares. The warrants are immediately exercisable, expire 5 years from the date of issuance and have an exercise price of $0.23 per Common Share.

On January 19, 2023, the Company entered into warrant exercise agreements with fourteen existing accredited investors to exercise certain outstanding warrants to purchase up to an aggregate of 18,042,857 of the Company’s Common Shares. In consideration for the immediate exercise of the outstanding warrants for cash, the Company agreed to reduce the exercise price from $0.23 to $0.20 per share and issue new unregistered warrants to purchase up to an aggregate of 18,042,857 Common Shares with an exercise price of $0.20 per share. The gross proceeds to the Company from the exercise totaled approximately $3,608,571, prior to deducting warrant inducement agent fees and offering expenses. The new warrants are exercised immediately upon issuance at an exercise price of $0.20 per share and have a term of exercise equal to five years. In connection with the exercise, the Company will be required pursuant to the terms of 2,989,130 of its remaining unexercised common share purchase warrants, to reduce the exercise price of such warrants from $0.23 per Common Share to an exercise price of $0.20 per Common Share. The Company has registered for resale 18,042,857 Common Shares underlying these warrants on a registration statement of the Company on Form F-1, filed with the SEC on February 15, 2023, amended by Amendment No.1 to the registration statement on Form F-1/A, as filed with the SEC on March 27, 2023, and declared effective with the SEC on March 30, 2023.

Listing

Our Common Shares and Prior Warrants are listed on the Nasdaq Capital Market under the symbol “SYTA” and “SYTAW,” respectively. The Common Shares offered hereby will trade on the Nasdaq Capital Market under the symbol “SYTA.”

Transfer Agent

The transfer agent for the Common Shares is Computershare Inc., 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9, Canada.

Dividends

Subject to the provisions of the Business Corporations Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per Common Shares. During a shareholder vote, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Business Corporations Act, the Company may, by ordinary resolution:

1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

2)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

3)	or consolidate all or any of its unissued, or fully paid issued, shares;

4)	if the Company is authorized to issue shares of a class of shares with par value:

a)	decrease the par value of those shares; or

b)	if none of that class of shares are allotted or issued, increase the par value of those shares;

5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

6)	alter the identifying name of any of its shares; or

7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

General Meetings

Under the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that much hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders much, in any unanimous resolution, select as the Company’s annual reference date, a date that would be appropriate for the holding of the applicable annual general meeting.

The directors may also, whenever they think fit, call a meeting of the shareholders.

A general meeting of the Company may be held anywhere in North America, as determined by the directors.

The Company must send notice of the date, time and location of any meeting of shareholders in the manner provided in the Business Corporations Act to each shareholder entitled to attend the meeting and to each director of the Company if and for so long as the Company is a public company, twenty-one days, and otherwise ten days.

The directors may set a date as the record date for the purpose of determining shareholders entitled to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceeding at that meeting. Any persons entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

Accidental omission to send notice of any meeting of shareholder to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceeding at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

If a meeting of shareholders is to consider special business, as defined in the Company’s articles, the notice of meeting must:

1)	state the general nature of the special business;

2)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

a)	at the Company’s record office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

A shareholder may participate in a meeting of the shareholders in person or by telephone if all shareholders participate in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all shareholders who wish to participate in the meeting agree to such participation.

The quorum for the transaction of business at a meeting of shareholders is two persons, who are or representing by proxy, shareholders holding, in the aggregate, at least 33.33 percent of the issued shares entitled to be voted at the meeting. On a show of hands, every person present who is a shareholder or proxy holder entitled to vote on the matter has one vote.

Directors

Under the Business Corporations Act, as a publicly traded company, the Company must have at least three directors, and as many directors as set by ordinary resolution. The shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to the number of opened vacancies. A director is entitled to remuneration for acting as directors.

At every annual general meeting, the shareholder entitled to vote must elect, or in a unanimous resolution, appoint, a board of directors consisting of the number of directors for the time being.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Each director holds office for the term, if any, fixed by the terms of his appointment or until his earlier death, bankruptcy, insanity, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, bankruptcy, insanity, resignation or removal.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

a)	he resigns his office by notice to us;

b)	he only held office as a director for a fixed term and such term expires;

c)	he dies; or

d)	he is removed pursuant to the articles of the Company.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members are independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules. The audit committee consists of at least three directors, all of whom are independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Business Corporations Act and our articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our articles of association. To the extent allowed by the Business Corporations Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any person to be the attorney of the Company.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest. However, a director who holds a disclosable interest in a contract or transaction win which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolutions to approve the contract or transaction, unless the directors have disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution. Such director who holds a disclosable interest that is present for a meeting of directors may be counted in the quorum at the meeting, whether or not the director votes on any or all of the resolutions considered at the meeting.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations and qualifications stated herein, the following discussion is the opinion of Seward & Kissel LLP and sets forth the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition by U.S. Holders (as defined below) of Common Shares acquired pursuant to this offering. The discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect. This summary applies only to U.S. Holders and does not address tax consequences to a non-U.S. Holder (as defined below) investing in Common Shares.

This discussion of a U.S. Holder’s tax consequences addresses only those persons that hold Common Shares as capital assets and does not address the tax consequences to any special class of holders, including without limitation, holders (directly, indirectly or constructively) of 10% or more of the Company’s equity (based on value or voting power), dealers in securities or currencies, banks, tax-exempt organizations, insurance companies, financial institutions, broker-dealers, regulated investment companies, real estate investment trusts, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that hold Common Shares that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle, conversion or “integrated” transaction, persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, persons subject to the “base erosion and anti-avoidance” tax, U.S. expatriates or former long-term residents of the United States, partnerships or other pass-through entities for U.S. federal income tax purposes, U.S. Holders that acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services and U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar. This discussion does not address the effect of alternative minimum taxes, U.S. federal estate and gift tax, the 3.8% Medicare contribution tax on net investment income or any state, local or non-U.S. tax laws applicable to a holder of Common Shares. This discussion does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, U.S. federal estate and gift, alternative minimum, and non-U.S. tax consequences of the acquisition, ownership and disposition of Common Shares.

This discussion also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada); (b) persons that use or hold, will use or hold, or that are or will be deemed to use or hold securities in connection with carrying on a business in Canada; (c) persons whose securities constitute “taxable Canadian property” under the Income Tax Act (Canada); or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Common Shares acquired pursuant to this offering that is for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust (i) if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. The term “non-U.S. Holder” means any beneficial owner of Common Shares acquired pursuant to this offering that is not a U.S. Holder, a partnership (or an entity or arrangement that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) or a person holding Common Shares through such an entity or arrangement.

If a partnership or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds Common Shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships that hold Common Shares should consult their own tax advisors. You are urged to consult your own independent tax advisor regarding the specific U.S. federal, state, local and non-U.S. income and other tax considerations relating to the acquisition, ownership and disposition of Common Shares.

Cash Dividends and Other Distributions

Subject to the rules described below under the heading “Passive Foreign Investment Company Considerations,” any distributions (including constructive distributions) made with respect to a Common Share, a U.S. Holder generally will be required to include the amount of such distribution in gross income (including the amount of Canadian taxes withheld, if any) as dividend income to the extent of the Company’s current and accumulated earnings and profits (computed using U.S. federal income tax principles). A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds the Company’s current and accumulated “earnings and profits,” such distribution will be treated first as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in such Common Shares and, thereafter, as gain from the sale or exchange of such Common Shares (see “Sale or Disposition” below). There can be no assurance that the Company will maintain calculations of the Company’s earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution with respect to the Common Shares will constitute ordinary dividend income. Dividends paid on such Common Shares generally will not be eligible for the dividends received deduction generally allowed to U.S. corporations.

Dividends paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation (other than a foreign corporation that is a PFIC in the taxable year in which the dividend is paid or the preceding taxable year) if (i) its securities are readily tradable on an established securities market in the United States or (ii) it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury Department has determined is satisfactory for these purposes. The Common Shares are readily tradable on an established securities market in the United States, the Nasdaq. However, the Company may also be eligible for the benefits of the Canada-U.S. Tax Convention. Accordingly, subject to the PFIC rules discussed below, the Company expects that a non-corporate U.S. Holder should qualify for the reduced rate on dividends so long as the applicable holding period requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the reduced tax rate on dividends in light of their particular circumstances.

Non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if the Company is a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

A U.S. Holder who pays (whether directly or through withholding) Canadian taxes with respect to dividends paid on the Common Shares (or with respect to any constructive dividend on the warrants) may be entitled to receive, at the election of such U.S. Holder, either a deduction or a foreign tax credit for such Canadian taxes paid. Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by us generally will constitute “foreign source” income and generally will be categorized as “passive category income.” However, if 50% or more of the Company’s equity (based on voting power or value) is treated as held by U.S. persons, the Company will be treated as a “United States-owned foreign corporation,” in which case dividends may be treated for foreign tax credit limitation purposes as “foreign source” income to the extent attributable to the Company’s non-U.S. source earnings and profits and as “U.S. source” income to the extent attributable to the Company’s U.S. source earnings and profits. Because the foreign tax credit rules are complex, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Sale or Disposition

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize gain or loss on the taxable sale or exchange of its Common Shares in an amount equal to the difference between the U.S. dollar amount realized on such sale or exchange and the U.S. Holder’s adjusted tax basis in the Common Shares sold or otherwise disposed.

Assuming the Company is not a PFIC and has not been treated as a PFIC during your holding period for Common Shares, such gain or loss will be capital gain or loss and will be long-term gain or loss if the Common Shares have been held for more than one year. Under current law, long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. Consequently, a U.S. Holder may not be able to use the foreign tax credit arising from any Canadian tax imposed on the disposition of Common Shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. U.S. Holders are encouraged to consult their own tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.

Passive Foreign Investment Company Considerations

Status as a PFIC

The rules governing PFICs can have adverse tax effects on U.S. Holders. The Company generally will be classified as a PFIC for U.S. federal income tax purposes if, for any taxable year, either: (1) 75% or more of its gross income consists of certain types of passive income, or (2) the average value (determined on a quarterly basis), of its assets that produce, or are held for the production of, passive income is 50% or more of the value of all of its assets.

For purposes of the PFIC provisions, “gross income” generally means sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as directly receiving its proportionate share of the other corporation’s income.

Additionally, if the Company is classified as a PFIC in any taxable year with respect to which a U.S. Holder owns Common Shares, the Company generally will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding taxable years, regardless of whether the Company continues to meet the tests described above, unless the U.S. Holder makes the “deemed sale election” described below.

The Company does not believe that it is currently a PFIC and does not anticipate becoming a PFIC in the foreseeable future. Notwithstanding the foregoing, the determination of whether the Company is a PFIC is made annually and depends on the particular facts and circumstances (such as the valuation of its assets, including goodwill and other intangible assets) and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. The Company’s status as PFIC depends upon the composition of its income and assets, which will be affected by how, and how quickly, the Company spends any cash that is raised in any financing transaction, including this offering. In light of the foregoing, no assurance can be provided that the Company is not currently a PFIC or that it will not become a PFIC in any future taxable year. Prospective investors should consult their own tax advisors regarding the Company’s potential PFIC status.

U.S. Federal Income Tax Treatment of a Shareholder of a PFIC

If the Company is classified as a PFIC for any taxable year during which a U.S. Holder owns Common Shares, the U.S. Holder, absent certain elections (including the mark-to-market and QEF elections described below), generally will be subject to adverse rules (regardless of whether the Company continues to be classified as a PFIC) with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on its Common Shares in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Common Shares) and (ii) any gain realized on the sale or other disposition, including a pledge, of Common Shares.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which the Company is classified as a PFIC will be taxed as ordinary income, (c) the amount allocated to each other taxable year during the U.S. Holder’s holding period in which the Company was classified as a PFIC (i) will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and (ii) will be subject to an interest charge at a statutory rate with respect to the resulting tax attributable to each such other taxable year, and (d) loss recognized on the disposition of the Common Shares will not be deductible.

If the Company is classified as a PFIC, a U.S. Holder generally will be treated as owning a proportionate amount (by value) of stock or shares owned by the Company in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to any distributions the Company receives from, and dispositions the Company makes of, the stock or shares of such subsidiaries. You are urged to consult your tax advisors about the application of the PFIC rules to any of the Company’s subsidiaries.

If the Company is classified as a PFIC and then cease to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold such U.S. Holder’s Common Shares on the last day the Company’s taxable year during which the Company was a PFIC. A U.S. Holder that makes a deemed sale election with respect to its Common Shares would then cease to be treated as owning stock in a PFIC by reason of ownership of the Common Shares. However, gain recognized as a result of making the deemed sale election would be subject to the adverse rules described above and loss would not be recognized.

PFIC “Mark-to-Market” Election

In certain circumstances, a U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its Common Shares, provided that such shares are “marketable.” The Common Shares generally will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the Common Shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. The Common Shares are listed on the Nasdaq, which is a qualified exchange for these purposes. Consequently, if the Common Shares remain listed on the Nasdaq and are regularly traded, and you are a holder of Common Shares, it is expected the mark-to-market election would be available to you if the Company is a PFIC. There can be no assurance that the shares will be “regularly traded” in subsequent calendar quarters. You should consult your own tax advisor as to the whether a mark-to-market election is available or advisable with respect to the Common Shares.

A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year that the Company is a PFIC an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s Common Shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in such Common Shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in its Common Shares over the fair market value of such Common Shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder’s tax basis in its Common Shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of Common Shares in a year in which the Company is a PFIC will be treated as ordinary income, and any losses incurred on a sale or other disposition of such Common Shares will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If the Company is classified as a PFIC for any taxable year in which a U.S. Holder owns Common Shares but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. The election cannot be revoked without the consent of the IRS, unless the Common Shares cease to be marketable, in which case the election is automatically terminated.

A U.S. Holder makes a mark-to-market election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a mark-to-market election.

A mark-to-market election is not permitted for the shares of any of the Company’s subsidiaries that are also classified as PFICs. Prospective investors should consult their own tax advisors regarding the availability of, and the procedure for making, a mark-to-market election.

PFIC “QEF” Election

In some cases, a shareholder of a PFIC can avoid the interest charge and the other adverse PFIC consequences described above by obtaining certain information from such PFIC and by making a QEF election to be taxed currently on its share of the PFIC’s undistributed income. The Company does not, however, expect to provide the information regarding its income that would be necessary in order for a U.S. Holder to make a QEF election with respect to Common Shares if the Company is classified as a PFIC.

PFIC Information Reporting Requirements

If the Company is a PFIC in any year, a U.S. Holder will be required to file an annual information return on IRS Form 8621 regarding distributions received on its Common Shares and any gain realized on disposition of such Common Shares. In addition, if the Company is a PFIC, a U.S. Holder generally will be required to file an annual information return with the IRS (also on IRS Form 8621, which PFIC shareholders are required to file with their U.S. federal income tax or information return) relating to their ownership of Common Shares. This new filing requirement is in addition to the pre-existing reporting requirements described above that apply to a U.S. Holder’s interest in a PFIC (which this requirement does not affect).

NO ASSURANCE CAN BE GIVEN THAT THE COMPANY IS NOT CURRENTLY A PFIC OR THAT IT WILL NOT BECOME A PFIC IN THE FUTURE. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE OPERATION OF THE PFIC RULES AND RELATED REPORTING REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE ADVISABILITY OF MAKING ANY ELECTION THAT MAY BE AVAILABLE.

Reporting Requirements and Backup Withholding

Under U.S. federal income tax law and applicable Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless such U.S. Holder’s Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial.

Payments made within the United States or by a U.S. payor or U.S. middleman of (a) distributions on the Common Shares, and (b) proceeds arising from the sale or other taxable disposition of Common Shares generally may be subject to information reporting and backup withholding, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments may be exempt from the dividend withholding tax rules or otherwise eligible for a reduced withholding rate. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE DISCUSSION DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO YOU OF AN INVESTMENT IN THE COMMON SHARES.

CERTAIN CANADIAN FEDERAL INCOME TAX IMPLICATIONS

The following summary describes, as of the date hereof, the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to an investor who acquires Common Shares pursuant to this offering. This summary applies only to an investor who is a beneficial owner of Common Shares and who, for the purposes of the Tax Act, and at all relevant times: (i) deals at arm’s length with the Company, (ii) is not affiliated with the Company; and (iii) acquires and holds the Common Shares as capital property (a “Holder”).

Common Shares will generally be considered to be capital property to a Holder unless they are held in the course of carrying on a business of trading or dealing in securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act, (ii) that is a “specified financial institution” (as defined in the Tax Act); (iii) an interest in which is a “tax shelter investment” for purposes of the Tax Act; (iv) that has made a functional currency reporting election under section 261 of the Tax Act to report its “Canadian tax results” as defined in the Tax Act in a currency other than Canadian currency; (v) that has entered into, or will enter into, a “derivative forward agreement” or “synthetic disposition arrangement” (each as defined in the Tax Act) with respect to the Common Shares; or (vi) that receives dividends on Common Shares under or as part of a “dividend rental arrangement” (as defined in the Tax Act). This summary does not address the deductibility of interest by a Holder who has borrowed money to acquire the Common Shares. Such Holders should consult their own tax advisors.

Additional considerations, not discussed herein, may apply to a Holder that is a corporation resident in Canada, and is or becomes (or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes), as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person or a group of non-resident persons that do not deal with each other at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors.

This summary is based on the facts set out herein, the provisions of the Tax Act and Regulations in force as of the date prior to the date hereof, counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted in the form proposed, although no assurance can be given that the Proposed Amendments will be enacted in their current form or at all. This summary does not take into account or anticipate any changes in the law or in the administrative practices or assessing policies of CRA, whether by legislative, governmental, administrative or judicial decision or action, nor does it take into account or consider other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Common Shares. The following description of income tax matters is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders are urged to consult their own tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

Taxation of Resident Holders

The following portion of this summary applies to a Holder who, for the purposes of the Tax Act, is or is deemed to be resident in Canada at all relevant times (a “Resident Holder”). A Resident Holder whose Common Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election permitted by subsection 39(4) of the Tax Act to deem the Common Shares, and every other “Canadian security” (as defined in the Tax Act), held by such person, in the taxation year of the election and each subsequent taxation year to be capital property. Resident Holders should consult their own tax advisors regarding this election.

Dividends

Dividends received or deemed to be received on the Common Shares will be included in computing a Resident Holder’s income. In the case of an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable in respect of “taxable dividends” received from “taxable Canadian corporations” (as such terms are defined in the Tax Act). An enhanced gross-up and dividend tax credit will be available to individuals in respect of “eligible dividends” designated by the Company to the Resident Holder in accordance with the provisions of the Tax Act. There may be limitations on the ability of the Company to designate dividends as eligible dividends.

Dividends received or deemed to be received on the Common Shares by a Resident Holder that is a corporation will be included in computing its income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received or deemed to be received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” as defined in the Tax Act or a “subject corporation” as defined in subsection 186(3) of the Tax Act may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year. Such Resident Holders should consult their own tax advisors in this regard.

Disposition of Common Shares

A Resident Holder who disposes, or is deemed to dispose, of a Common Share (other than on a disposition to the Company that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market) generally will realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base to the Resident Holder of such Common Share immediately before the disposition or deemed disposition. The taxation of capital gains and capital losses is generally described below under the heading “Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in such taxation year. Subject to and in accordance with the rules contained in the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a particular taxation year against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of a Common Share may be reduced by the amount of any dividends received or deemed to have been received by such Resident Holder on such shares, to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares, directly or indirectly, through a partnership or trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Additional Refundable Tax

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including any dividends or deemed dividends that are not deductible in computing the Resident Holder’s taxable income and taxable capital gains. Proposed Amendments announced by the Minister of Finance (Canada) on April 7, 2022 are intended to extend this additional tax and refund mechanism in respect of such investment income to “substantive CCPCs” as defined in such Proposed Amendments and draft legislation implementing such Proposed Amendments that was released on August 9, 2022. Such Resident Holders should consult their own tax advisors.

Alternative Minimum Tax

Generally, a Resident Holder that is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on the Common Shares or realizes a capital gain on the disposition or deemed disposition of the Common Shares may be liable for alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors with respect to the application of alternative minimum tax.

Taxation of Non-Resident Holders

The following portion of this summary is generally applicable to Holders who, for the purposes of the Tax Act and at all relevant times: (i) are not resident or deemed to be resident in Canada, and (ii) do not use or hold Common Shares in the course of a business carried on or deemed to be carried on in Canada (“Non-Resident Holders”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Tax Act). Such Non-Resident Holders should consult their own tax advisors.

Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on the Common Shares will generally be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, unless such rate is reduced by the terms of an applicable income tax treaty or convention. Under the Canada-United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty, is the beneficial owner of the dividends, and is fully entitled to benefits under the Treaty (a “Treaty Holder”) is generally reduced to 15% of the gross amount of the dividend. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a Treaty Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. Non-Resident Holders should consult their own tax advisors regarding the application of the Treaty or any other tax treaty.

Disposition of Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a Common Shares, nor will capital losses arising therefrom be recognized under the Tax Act, unless the Common Shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

Provided that the Common Shares are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the Nasdaq), at the time of disposition, the Common Shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition, (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by, or belonged to, any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length (for purposes of the Tax Act), and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, and (ii) at such time, more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, the Common Shares may also be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act in certain other circumstances. Non-Resident Holders should consult their own tax advisors as to whether their Common Shares constitute “taxable Canadian property” in their own particular circumstances.

In the event that a Common Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention, the income tax consequences discussed above for Resident Holders under “Taxation of Resident Holders – Disposition of Common Shares” and “Capital Gains and Capital Losses” will generally apply to the Non-Resident Holder. Non-Resident Holders whose Common Shares are taxable Canadian property should consult their own tax advisors.

THE FOREGOING SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF COMMON SHARES AND IS NOT TAX OR LEGAL ADVICE. HOLDERS OF COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF THE COMMON SHARES.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, we have engaged Maxim Group LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire number of securities being offered. The placement agency agreement also provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

We are offering up to a maximum of 50,000,000 of our Common Shares in this offering. There will be no minimum amount of proceeds as a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum number of Common Shares being offered in this prospectus. Mr. Marc Seelenfreund, our director and Chief Executive Officer, has agreed to purchase 1,800,000 Common Shares in this offering.

In connection with this offering, the Placement Agent may distribute prospectuses electronically.

Placement Agent, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to seven percent (7.0%) of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the Placement Agent of up to $90,000.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Common Share	Total Maximum Offering Amount
Public offering price	$0.045	$2,250,000
Placement Agent fee	$0.00315	$157,500
Proceeds, before expenses, to us	$0.04185	$2,092,500

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Placement Agent fees and the Placement Agent’s accountable expense, will be approximately $294,541, all of which are payable by us.

Lock-Up Agreements

We, all of our directors and officers, and the holders of 5% or more of our outstanding Common Shares (and all holders of securities exercisable for or convertible into shares of common stock), have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Common Shares or other securities convertible into or exercisable or exchangeable for our Common Shares for a period of three (3) months after this offering is completed without the prior written consent of the Placement Agent.

The Placement Agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Placement Agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Right of First Refusal

Upon the closing of the offering, we have agreed to grant the Placement Agent a right of first refusal for a period of twelve (12) months from such closing, to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such twelve (12) month period of the Company, or any successor to or any subsidiary of the Company. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain the Placement Agent. Such offer shall be made in writing in order to be effective.

Tail

If there is a closing of this offering, or if our agreement with the Placement Agent is terminated prior to closing of this offering, then if within twelve (12) months following such time, the Company completes any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted or introduced by the Placement Agent during the term of the engagement agreement, then the Company will pay the Placement Agent upon the closing of such financing or receipt of such proceeds a cash transaction fee equal to seven percent (7.0%) of the aggregate gross cash proceeds of such transaction plus accountable expenses not to exceed $90,000.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the securities was negotiated between us, the Placement Agent and the investors in the offering based on the trading of our Common Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Selling Restrictions

Other than in the United States of America, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a Member State), no Common Shares have been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to our Common Shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)	by the placement agent to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior written consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of our Common Shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who initially acquires any of our Common Shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed with us and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any of our Common Shares are being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Common Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior written consent of the representatives has been obtained to each such proposed offer or resale.

We, the placement agent, and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments, and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our Common Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for our Common Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or FSMA;

provided that no such offer of the shares shall require the us or any placement agent to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the placement agent are not required to comply with the disclosure requirements of NI 33-105 regarding placement agent conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, placement agent, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Hong Kong

Our Common Shares may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our Common Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Common Shares may not be circulated or distributed, nor may our Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (2) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our Common Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our Common Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where our Common Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired our Common Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Dubai International Financial Centre

This prospectus relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. Our Common Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of our Common Shares should conduct their own due diligence on such shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Switzerland

Our Common Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to our Common Shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, our company or our Common Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of our Common Shares will not be supervised by, the Swiss Financial Market Supervisory Authority and the offer of our Common Shares have not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our Common Shares.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the “Corporations Act”, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our Common Shares may only be made to persons, or “Exempt Investors”, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our Common Shares without disclosure to investors under Chapter 6D of the Corporations Act.

Our Common Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our Common Shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

We have not engaged counsel outside of the United States to review any other country’s securities laws and therefore, notwithstanding the above, neither we nor the placement agent can assure you that the summary of the laws above are accurate as of the date of this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Canadian law and with respect to the validity of the offered securities under the law of British Columbia, Canada, will be passed upon for us by our Canadian legal counsel Cassels Brock & Blackwell LLP. Certain legal matters with respect to New York law and U.S. federal securities law will be passed upon for us by Carmel, Milazzo & Feil LLP. Certain matters relating to U.S. federal income tax law will be passed upon by Seward & Kissel, LLP. Loeb & Loeb LLP, New York, New York is acting as counsel to the Placement Agent.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2022 have been audited by Barzily and Co., CPA’s, an independent registered public accounting firm, as set forth in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts, other than the SEC registration fee and FINRA filing fee, are estimates. We will pay all these expenses.

Amount
SEC registration fee	$440.80
FINRA filing fee	1,100
Accounting fees and expenses	10,000
Legal fees and expenses	265,000
Transfer agent fees and expenses	6,000
Printing and related fees and expenses	7,000
Miscellaneous fees and expenses	5,000
Total	$294,540.80

*	To be included by amendment.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada, Israel or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada, Israel or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

Service of process upon directors and officers which reside in Israel may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our Israeli directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our Israeli directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Naschitz, Brandes, Amir & Co., Advocates, our legal counsel in Israel that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which is non- appealable, provided that, among other things:

●	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

●	the judgment is not contrary to public policy of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

●	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel

●	the judgment was obtained by fraud;

●	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

●	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

●	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may access the documents that we file with the SEC at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.siyatamobile.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement on Form F-1 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that are being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in prospectus. We have not authorized anyone else to provide you with different information.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC (File Number 001-39557), which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” to the SEC that is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement or post-effective amendment:

●	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2022, initially filed with the SEC on May 15, 2023, and as amended by Amendment No. 1 to our Annual Report on Form 20-F/A for the fiscal year ended on December 31, 2022, filed with the SEC on May 18, 2023 (together hereinafter referred to as the “Form 20-F”); and

●	our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on January 9, 2023, January 18, 2023, January 19, 2023, January 23, 2023; February 21, 2023; February 23, 2023; February 27, 2023; March 06, 2023; March 13, 2023; March 20, 2023; March 22, 2023; March 27, 2023; March 27, 2023; April 03, 2023; April 06, 2023; April 07, 2023; April 17, 2023; April 24, 2023; April 25, 2023; April 26, 2023; May 03, 2023; May 11, 2023; May 16, 2023; May 17, 2023; May 19, 2023; May 22, 2023; May 24, 2023; June 1, 2023; June 5, 2023; June 12, 2023; June 14, 2023; June 15, 2023;, June 20, 2023, June 21, 2023 and June 22, 2023; and

●	the description of our securities registered under Section 12 of the Exchange Act contained in the Form 8-A12B, as filed with the SEC on September 24, 2020, including any amendment or report filed for the purpose of updating such description; and

●	any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent Annual Reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC, or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Siyata Mobile Inc., Attn: Chief Financial Officer, 1751 Richardson Street, Suite #2207, Montreal, Quebec Canada H3K-1G6; telephone: 514-500-1181. You may also obtain information about us by visiting our website at https://www.siyatamobile.com. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

Up to 50,000,000 Common Shares

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PROSPECTUS

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Sole Placement Agent

Maxim Group LLC

June 26, 2023